United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2010

Clarus Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24277 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code:  (801) 278-5552

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K (the “Report”) includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Clarus may use words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions to identify forward-looking statements.  These forward-looking statements involve a number of risks, uncertainties and assumptions which are difficult to predict. Clarus cautions you that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of Clarus’ acquisitions of Black Diamond and Gregory, including future financial and operating results that may be realized from the acquisitions; (ii) statements of plans, objectives and expectations of Clarus or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements and other statements that are not historical facts.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) our ability to successfully integrate Black Diamond and Gregory; (ii) our ability to realize financial or operating results as expected; (iii) material differences in the actual financial results of the mergers compared with expectations, including the impact of the mergers on Clarus’ future earnings per share; (iv) economic conditions and the impact they may have on Black Diamond and Gregory and their respective customers or demand for products; (v) our ability to implement our acquisition growth strategy or obtain financing  to support such strategy; (vi) the loss of any member of our senior management or certain other key executives; (vii) our ability to utilize our net operating loss carry forward; (viii) our ability to adequately protect our intellectual property rights; and (ix) our ability to list our common stock on the NASDAQ or another national securities exchange.  Additional factors that could cause Clarus’ results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of Clarus’ filings with the Securities and Exchange Commission, including its latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at www.claruscorp.com or the Securities and Exchange Commission’s web site at www.sec.gov.  All forward-looking statements included in this Report are based upon information available to Clarus as of the date of the Report, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this Report.

References in this Report to: (i) “Clarus,” “Company,” “we,” “our,” and “us,” refer to Clarus Corporation; (ii) “Black Diamond” and “BDE” refer to Black Diamond Equipment, Ltd.; and (iii) “Gregory Mountain Products” and  “Gregory” refer to Gregory Mountain Products, Inc.

On June 1, 2010, Clarus issued a press release announcing its closing of the acquisitions of each of Black Diamond and Gregory Mountain Products in two separate merger transactions pursuant to agreements and plans of merger dated May 7, 2010.  A copy of the press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Zions Bank Loan Agreement and Related Agreements

In connection with the closing of the acquisition of Black Diamond (as discussed in Item 2.01 of this Report under “Acquisition of Black Diamond”), the Company and its direct and indirect subsidiaries entered into a Loan Agreement effective May 28, 2010 among Zions First National Bank, a national banking association (“Lender”), Black Diamond, Black Diamond Retail, Inc. (“BD-Retail”), and Everest/Sapphire Acquisition, LLC, as co-borrowers (together with Gregory Mountain Products, LLC, the “Borrowers”) (the “Loan Agreement”).  Concurrently with the closing of the acquisition of Gregory Mountain Products (discussed below in Item 2.01 – “Acquisition of Gregory Mountain Products”), Gregory Mountain Products, LLC (the surviving company of Gregory Mountain Products), entered into an Assumption Agreement and became an additional Borrower under the Loan Agreement.  Pursuant to the terms of the Loan Agreement, the Lender has made available to the Borrowers a $35,000,000 unsecured revolving credit facility (the “Loan”).  The Loan may be prepaid or terminated at the Company's option at any time without penalty.  Any outstanding principal balance together with any accrued but unpaid interest or fees, if any, will be due in full on July 2, 2013.  The Loan bears interest at the Ninety Day LIBOR rate plus an applicable margin as follows: (i) Ninety Day LIBOR Rate plus 3.5% per annum at all times that the Senior Net Debt (as calculated in the Loan Agreement) to trailing twelve month EBITDA (as calculated in the Loan Agreement) ratio is greater than or equal to 2.5; or (ii) Ninety Day LIBOR Rate plus 2.75% per annum at all times that the Senior Net Debt to trailing twelve month EBITDA ratio is less than 2.5.

The Loan Agreement contains certain financial covenants, including the following that require the Borrowers to maintain:

•	a EBITDA based minimum trailing twelve month,
•	a minimum tangible net worth, and
•	a positive amount of asset coverage, all as calculated pursuant to the Loan Agreement.

In addition, the Loan Agreement contains other covenants that restrict the Borrowers from:
•	pledging or encumbering their assets, with certain exceptions, and
•	engaging in acquisitions other than acquisitions permitted by the Loan Agreement.

In connection with the closing of the acquisition of Gregory Mountain Products and the addition of Gregory Mountain Products as a borrower under the Loan Agreement (i) Kanders GMP Holdings, LLC (“Kanders GMP”) entered into a Subordination Agreement dated May 28, 2010 among Lender, each of the Borrowers and Kanders GMP (the “Kanders Subordination Agreement”), and (ii) Schiller Gregory Investment Company, LLC (“SGIC,” together with Kanders GMP, the “Subordinated Noteholders”) entered into a Subordination Agreement dated May 28, 2010 among Lender, each of the Borrowers and SGIC (the “Schiller Subordination Agreement” and together with the Kanders Subordination Agreement, the “Subordination Agreements”).  Pursuant to the terms of the Subordination Agreements, the Subordinated Noteholders each agreed that so long as any amount is outstanding and owing to Lender under the Loan Agreement (i) the right of the Subordinated Noteholders to receive payment under the Merger Consideration Subordinated Notes (as defined below) is subordinated in right of Lender to receive payment under the Loan Agreement, (ii) to refrain from exercising default rights under their respective Merger Consideration Subordinated Notes, with permitted exceptions, and (iii) to accept only regularly scheduled cash interest payments in respect of their Merger Consideration Subordinated Notes to the extent that certain conditions are met.

Copies of the Loan Agreement, the forms of promissory notes executed in favor of the Lender, the Assumption Agreement and the Subordination Agreements are attached to this Report as Exhibits 10.1 through Exhibits 10.6 and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Loan Agreement, the Assumption Agreement and the Subordination Agreements is not intended to be complete and is qualified in its entirety by the complete text of the Loan Agreement, the Assumption Agreement and the Subordination Agreements.

Agreements entered into in connection with the acquisition of Black Diamond

As disclosed in Item 2.01 of this Report under “Acquisition of Black Diamond”, on May 28, 2010, in connection with Clarus’ acquisition of Black Diamond pursuant to the Agreement and Plan of Merger dated May 7, 2010, by and among Clarus, Black Diamond, Everest/Sapphire Acquisition, LLC, Sapphire Merger Corp., and Ed McCall, Clarus entered into the material agreements identified below.  The disclosure set forth in Item 2.01 of this Report under “Acquisition of Black Diamond”, is incorporated by reference into this Item 1.01.

Escrow Agreement

Everest/Sapphire Acquisition, LLC (“Purchaser”), a Delaware limited liability company and wholly-owned direct subsidiary of Clarus, entered into an escrow agreement (the “Escrow Agreement”), dated as of May 28, 2010, with U.S. Bank National Association, as escrow agent, Ed McCall, as stockholders representative, and Black Diamond Equipment, Ltd. The Escrow Agreement was executed in connection with the Black Diamond Merger described in Item 2.01 of this Report.  Pursuant to the Escrow Agreement, Purchaser has placed approximately $4,500,000 dollars (the “Indemnification Fund”) and $375,000 (the “Retention Bonus Fund”) into escrow to secure the payment of indemnification obligations pursuant to the Merger Agreement and to provide for the payment by Black Diamond Equipment, Ltd. of certain amounts that may become payable pursuant to retention bonus agreements. No later than ten business days after the first anniversary of the date of the Escrow Agreement, the Escrow Agent is required to deliver the Indemnification Fund (less any amounts in respect of settled indemnification claims or indemnification claims asserted) to the escrow parties and the Retention Bonus Fund, to the Company.

A copy of the Escrow Agreement is attached to this Report as Exhibit 10.7 and incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Escrow Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Escrow Agreement.

Black Diamond Registration Rights Agreement

In connection with the private placement of Clarus common stock with certain accredited investors who were stockholders of Black Diamond described in Item 3.02 of this Report under “Black Diamond Private Placement”, Clarus entered into a registration rights agreement (the “Black Diamond Registration Rights Agreement”).  Pursuant to the Black Diamond Registration Rights Agreement, Clarus has agreed to use its commercially reasonable efforts to prepare and file with the Securities and Exchange Commission, as soon as reasonably practicable, a “shelf” Registration Statement on Form S-3 covering the 483,767 shares of Clarus common stock, $0.0001 par value (the “Private Placement Shares”) received by the stockholders in the private placement.  In addition, in the event that Clarus files a registration statement during any period that there is not an effective Registration Statement on Form S-3 covering all of the Private Placement Shares, the stockholders shall have “piggyback” rights, subject to customary underwriter cutbacks.

A copy of the form of Black Diamond Registration Rights Agreement is attached to this report as Exhibit 10.8, and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Black Diamond Registration Rights Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Black Diamond Registration Rights Agreement.

Agreements entered into in connection with the acquisition of Gregory Mountain Products.

As disclosed in Item 2.01 of this Report under “Acquisition of Gregory Mountain Products”, on May 28, 2010, in connection with Clarus’ acquisition of Gregory pursuant to the Agreement and Plan of Merger dated May 7, 2010, by and among Clarus, Gregory, Everest/Sapphire Acquisition, LLC, Everest Merger I Corp., Everest Merger II, LLC, and each of Kanders GMP Holdings, LLC and Schiller Gregory Investment Company, LLC, as the stockholders of Gregory (the “Gregory Stockholders”), Clarus entered into the material agreements identified below.  The disclosure set forth in Item 2.01 of this Report under “Acquisition of Gregory Mountain Products”, is incorporated by reference into this Item 1.01.

Merger Consideration Subordinated Note

As part of the consideration payable to the Gregory Stockholders, Clarus issued 5% seven year subordinated promissory notes dated May 28, 2010 (the “Merger Consideration Subordinated Notes”) to each of Kanders GMP Holdings, LLC in the aggregate principal amount of $14,516,945 and to Schiller Gregory Investment Company, LLC in the aggregate principal amount of $7,538,578.  The principle terms of the Merger Consideration Subordinated Notes are as follows: (i) the principal amount is due and payable on May 28, 2017 and is prepayable by Clarus at anytime; (ii) interest will accrue on the principal amount at the rate of 5% per annum and shall be payable quarterly in cash; (iii) the default interest rate shall accrue at the rate of 10% per annum during the occurrence of an event of default; and (iv) events of default, which can only be triggered with the consent of Kanders GMP Holdings, LLC, are: (a) the default by Clarus on any payment due under a Merger Consideration Subordinated Note; (b) Clarus’ failure to perform or observe any other material covenant or agreement contained in the Merger Consideration Subordinated Notes; or (c) Clarus instituting or becoming subject to a proceeding under the Bankruptcy Code.  The Merger Consideration Subordinated Notes are junior to all senior indebtedness of Clarus, except that payments of interest continue to be made under the Merger Consideration Subordinated Notes as long as no event of default exists under any senior indebtedness.  Additionally, an uncured event of default under the Merger Consideration Subordinated Notes may result in an event of default under the Loan Agreement discussed above.

A copy of the form of Merger Consideration Subordinated Note is attached to this Report as Exhibit 10.9, and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Merger Consideration Subordinated Note is not intended to be complete and is qualified in its entirety by the complete text of the form of Merger Consideration Subordinated Note.

Gregory Registration Rights Agreement

In connection with Clarus’ acquisition of Gregory, on May 28, 2010 Clarus entered into a registration rights agreement (the “Gregory Registration Rights Agreement”) with each of the Gregory Stockholders.  Pursuant to the Gregory Registration Rights Agreement, Clarus has agreed to use its commercially reasonable efforts to prepare and file with the Securities and Exchange Commission, as soon as reasonably practicable, a “shelf” Registration Statement on Form S-3 covering the 3,675,920 shares of Clarus common stock, $0.0001 par value (the “Gregory Merger Consideration Shares”) received by the Gregory Stockholders as part of the consideration received by them pursuant to the Gregory Merger Agreement.  In addition, in the event that Clarus files a registration statement during any period that there is not an effective Registration Statement on Form S-3 covering all of the Gregory Merger Consideration Shares, the Gregory Stockholders shall have “piggyback” rights, subject to customary underwriter cutbacks.

A copy of the form of Gregory Registration Rights Agreement is attached to this report as Exhibit 10.10, and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Gregory Registration Rights Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Gregory Registration Rights Agreement.

Lock-up Agreement

In connection with Clarus’ acquisition of Gregory and the Gregory Stockholders’ receipt of the Gregory Merger Consideration Shares, each of the Gregory Stockholders delivered a lock-up agreement (the “Lock-up Agreement”) to Clarus.  Under the terms of the Lock-up Agreement, except for transfers to immediate family members, for a period of two years (the “Lock-up Period”) the Gregory Stockholders may not offer for sale, sell, pledge, transfer, negotiate, assign, or otherwise create any interest in or otherwise dispose of the Gregory Merger Consideration Shares except that they are permitted to hypothecate the Gregory Merger Consideration Shares.  Under certain circumstances, the Lock-up Period shall be extended with respect to the Gregory Merger Consideration Shares until indemnification claims made pursuant to the Gregory Merger Agreement (as defined below) are resolved.

A copy of the form of Lock-up Agreement is attached to this Report as Exhibit 10.11, and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Lock-up Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Lock-up Agreement.

Restrictive Covenant Agreement

In connection with Clarus’ acquisition of Gregory, each of the Gregory Stockholders delivered a restrictive covenant agreement (the “Restrictive Covenant Agreement”) to Clarus.  Under the terms of the Restrictive Covenant Agreement, for a period of three years, each of the Gregory Stockholders on behalf of themselves, their respective affiliates and any of their respective employees, agents or others under their control, agrees not to: (i) compete with Gregory; (ii) solicit or recruit Gregory employees; (iii) accept competitive business; (iv) own a business competitive with Gregory; (v) make any statements that are disparaging or derogatory concerning Gregory; or (vi) disclose any confidential information.

A copy of the form of Restrictive Covenant Agreement is attached to this Report as Exhibit 10.12, and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Restrictive Covenant Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Restrictive Covenant Agreement.

Employment Agreements and Compensation Arrangements

Warren B. Kanders Employment Agreement

On May 28, 2010, the Company entered into an employment agreement with Warren B. Kanders (the “Kanders Employment Agreement”).  Mr. Kanders’s previously existing employment agreement with the Company dated December 6, 2002, as amended effective as of May 1, 2006 and August 6, 2009, automatically terminated upon the closing of the Black Diamond Merger.  The Kanders Employment Agreement provides for his employment as Executive Chairman of the Company for a term of three years, subject to certain termination rights, during which time he will receive an annual base salary of $175,000, subject to annual review by the Company.  In addition, Mr. Kanders is entitled, at the discretion of the Compensation Committee of the Company’s Board of Directors, to receive performance bonuses, which may be based upon a variety of factors, and stock options and to participate in other bonus plans of the Company.  Mr. Kanders will also be entitled, in the sole and absolute discretion of the Compensation Committee of the Company’s Board of Directors, to bonuses in the form of cash, stock options and/or restricted stock awards based upon his provision of strategic advice to the Company in connection with capital markets transactions, financings, capital structure optimization and mergers and acquisitions transactions.  The Company will maintain term life insurance on Mr. Kanders in the amount of $2,000,000 for the benefit of his designees (the “Kanders Life Insurance”).

The Kanders Employment Agreement contains a non-competition covenant and non-interference (relating to the Company’s customers) and non-solicitation (relating to the Company’s employees) provisions effective during the term of his employment and for a period of three years after termination of the Kanders Employment Agreement.

In the event that Mr. Kanders’ employment is terminated (i) by the Company without “cause” (as such term is defined in the Kanders Employment Agreement); (ii) by Mr. Kanders for certain reasons set forth in the Kanders Employment Agreement; or (iii) by Mr. Kanders upon a “change in control” (as such term is defined in the Kanders Employment Agreement), Mr. Kanders will be entitled to receive an amount equal to one year of his base salary in one lump sum payment within five days after the effective date of such termination.    In the event that Mr. Kanders fails to comply with any of his obligations under the Kanders Employment Agreement, including, without limitation, the non-competition covenant and the non-interference and non-solicitation provisions, Mr. Kanders will be required to repay such lump sum payment as of the date of such failure to comply and he will have no further rights in or to such lump sum payment. In the event that Mr. Kanders’ employment is terminated upon his death, Mr. Kanders’ designees will be entitled to receive the proceeds of the Kanders Life Insurance. The Kanders Employment Agreement may also be terminated by the Company for “cause.”

A copy of the Kanders Employment Agreement is attached to this Report as Exhibit 10.13, and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Kanders Employment Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Kanders Employment Agreement.

Robert R. Schiller Employment Agreement

On May 28, 2010, the Company entered into an employment agreement with Robert R. Schiller (the “Schiller Employment Agreement”). The Schiller Employment Agreement provides for his employment as Executive Vice Chairman of the Company for a term of three years, subject to certain termination rights, during which time he will receive an annual base salary of $175,000, subject to annual review by the Company.  In addition, Mr. Schiller is entitled, at the discretion of the Compensation Committee of the Company’s Board of Directors, to receive performance bonuses, which may be based upon a variety of factors, and stock options and to participate in other bonus plans of the Company.  Mr. Schiller will also be entitled, in the sole and absolute discretion of the Compensation Committee of the Company’s Board of Directors, to bonuses in the form of cash, stock options and/or restricted stock awards based upon his provision of strategic advice to the Company in connection with capital markets transactions, financings, capital structure optimization and mergers and acquisitions transactions.

The Schiller Employment Agreement contains a non-competition covenant and non-interference (relating to the Company’s customers) and non-solicitation (relating to the Company’s employees) provisions effective during the term of his employment and for a period of three years after termination of the Schiller Employment Agreement.

In the event that Mr. Schiller’s employment is terminated (i) by the Company without “cause” (as such term is defined in the Schiller Employment Agreement); (ii) by Mr. Schiller for certain reasons set forth in the Schiller Employment Agreement; (iii) or by Mr. Schiller upon a “change in control” (as such term is defined in the Schiller Employment Agreement), Mr. Schiller will be entitled to receive an amount equal to one year of his base salary in one lump sum payment within five days after the effective date of such termination.  In the event that Mr. Schiller fails to comply with any of his obligations under the Schiller Employment Agreement, including, without limitation, the non-competition covenant and the non-solicitation provisions, Mr. Schiller will be required to repay such lump sum payment as of the date of such failure to comply and he will have no further rights in or to such lump sum payment.  The Schiller Employment Agreement may also be terminated by the Company for “cause.”

A copy of the Schiller Employment Agreement is attached to this Report as Exhibit 10.14, and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Schiller Employment Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Schiller Employment Agreement.

Peter Metcalf Employment Agreement

On May 7, 2010, the Company entered into an employment agreement with Peter Metcalf (the “Metcalf Employment Agreement”), which became effective on May 28, 2010 upon the closing of the Black Diamond Merger.  Also on May 28, 2010, the Company entered into Amendment No. 1 to the Metcalf Employment Agreement with Mr. Metcalf.  Amendment No. 1 to the Metcalf Employment Agreement modifies the exercise price of the options to purchase 75,000 shares of the Company’s common stock granted to Mr. Metcalf pursuant to the Metcalf Employment Agreement to $6.85, the closing price of the Company’s shares of common stock on May 28, 2010.

The principal terms of the Metcalf Employment Agreement were previously disclosed in the Company’s Form 8-K filed on May 10, 2010. A copy of the Metcalf Employment Agreement was attached to such report as Exhibit 10.1, and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Metcalf Employment Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Metcalf Employment Agreement.

A copy of Amendment No. 1 to the Metcalf Employment Agreement is attached to this Report as Exhibit 10.16, and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of Amendment No. 1 to the Metcalf Employment Agreement is not intended to be complete and is qualified in its entirety by the complete text of Amendment No. 1 to the Metcalf Employment Agreement.

Extension of Term of Non-Plan Options

The Company’s Compensation Committee and Board of Directors approved, effective as of May 28, 2010, the extension of the expiration date from December 20, 2012 to May 31, 2020 of an aggregate of 800,000 vested non-plan stock options previously granted to Mr. Kanders pursuant to a stock option agreement, dated December 23, 2002, between the Company and Mr. Kanders (a copy of which is filed as Exhibit 4.6 of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 19, 2005, and incorporated herein by reference).

Acceleration of Vesting of Restricted Shares

The Company’s Compensation Committee and Board of Directors approved, effective as of May 28, 2010, the acceleration of vesting of 500,000 shares of restricted common stock (“Restricted Shares”) that had been previously granted to Mr. Kanders, pursuant to a restricted stock agreement dated April 11, 2003, between the Company and Mr. Kanders (a copy of which is filed as Exhibit 4.1 of the Company’s Form 10-Q filed with the Securities and Exchange Commission on May 15, 2003).

Restricted Stock Award Agreement – Warren B. Kanders

On May 28, 2010, the Company entered into a restricted stock award agreement (the “RSA Agreement”) with Mr. Kanders.  Under the RSA Agreement, Mr. Kanders has been granted a seven year restricted stock award of 500,000 restricted shares under the Clarus 2005 Stock Incentive Plan, of which (i) 250,000 restricted shares will vest and become nonforfeitable on the date the closing price of the Company’s common stock shall have equaled or exceeded $10.00 per share for twenty consecutive trading days; and (ii) 250,000 restricted shares shall vest and become nonforfeitable on the date the closing price of the Company’s common stock shall have equaled or exceeded $12.00 per share for twenty consecutive trading days.

A copy of the RSA Agreement is attached to this Report as Exhibit 10.19, and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the RSA Agreement is not intended to be complete and is qualified in its entirety by the complete text of the RSA Agreement.

Transition Agreement

In connection with Clarus’ acquisitions of Black Diamond and Gregory, the Company relocated its corporate headquarters from Stamford, Connecticut to Black Diamond’s corporate headquarters in Salt Lake City, Utah and became indemnified from further accrual of liability under the Stamford, Connecticut lease where it shares office space with Kanders & Company, Inc. (“Kanders & Co.”), an entity owned and controlled by the Company's Executive Chairman, Warren B. Kanders.  On May 28, 2010, the Company entered into a transition agreement (the “Transition Agreement”) with Kanders & Co. which provides for, among other things, that (i) Clarus will be released from the lease; (ii) Clarus shall reimburse Kanders & Co. for its assumption of Clarus’ remaining lease obligations and any related cancellation fees in an amount equal to approximately $1,076,507, which is comprised of Clarus’ 75% pro rata portion of any such remaining lease obligations and any related cancellation fees; (iii)  Kanders & Co. shall indemnify and hold Clarus harmless for any such remaining lease obligations and any related cancellation fees; (iv) Clarus shall retain and pay Kanders & Co. an immediate fee of $1,061,058 for severance payments and transition services subsequent to the closing of the acquisitions of Black Diamond and Gregory (the “Services”) through March 31, 2011; and (v) Clarus shall indemnify and hold Kanders & Co. harmless for any liability resulting from the Services. In connection with the Services Clarus assigned to Kanders & Co., certain leasehold improvements, fixtures, hardware and office equipment previously used by Clarus.

A copy of the Transition Agreement is attached to this Report as Exhibit 10.20, and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Transition Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Transition Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Acquisition of Black Diamond

On May 28, 2010, Clarus acquired Black Diamond Equipment, Ltd., a Delaware corporation (“BDE”) pursuant to the Agreement and Plan of Merger dated May 7, 2010 (the “Black Diamond Merger Agreement”), by and among BDE, Everest/Sapphire Acquisition, LLC (“Purchaser”), a Delaware limited liability company and wholly-owned direct subsidiary of Clarus, Sapphire Merger Corp. (“Merger Sub”), a Delaware corporation and a wholly-owned direct subsidiary of Purchaser, and Ed McCall, as Stockholders’ Representative.  Under the Black Diamond Merger Agreement, Purchaser acquired BDE and its three subsidiaries through the merger of Merger Sub with and into BDE, with BDE as the surviving company of the merger (the “Black Diamond Merger”).

In the Black Diamond Merger Agreement, Clarus acquired all of the outstanding common stock of BDE for an aggregate amount of approximately $85.7 million (after closing adjustments of $4.335 million relating to working capital), $4.5 million of which is being held in escrow for a one year period (the “Escrow Fund”) as security for any working capital adjustments to the purchase price or indemnification claims under the Black Diamond Merger Agreement.

The Black Diamond Merger was unanimously approved by the Company’s Board of Directors.  On May 7, 2010, Rothschild Inc. delivered its opinion to the Company’s Board of Directors that the consideration to be paid by the Company pursuant to the Black Diamond Merger Agreement was fair, from a financial point of view, to the Company.  The Black Diamond Merger Agreement was approved by the Board of Directors and stockholders of Black Diamond.

A copy of the Black Diamond Merger Agreement is filed as Exhibit 2.1 to Clarus’ Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2010, and is  incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Black Diamond Merger Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Black Diamond Merger Agreement.

Acquisition of Gregory Mountain Products

On May 28, 2010, Clarus acquired Gregory Mountain Products, Inc., a Delaware corporation (“Gregory”) pursuant to the Agreement and Plan of Merger, dated May 7, 2010 (the “Gregory Merger Agreement”), by and among Gregory, Everest/Sapphire Acquisition, LLC (“Purchaser”), a Delaware limited liability company and wholly-owned direct subsidiary of Clarus, Everest Merger I Corp., a Delaware corporation and a wholly-owned direct subsidiary of Purchaser (“Merger Sub One”), Everest Merger II, LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of Gregory Purchaser (“Merger Sub Two”), and each of Kanders GMP Holdings, LLC and Schiller Gregory Investment Company, LLC, as the stockholders of Gregory (the “Gregory Stockholders”).  Under the terms of the Gregory Merger Agreement, (i) Merger Sub One merged with and into Gregory (the “First Step Merger”), with Gregory as the surviving corporation of the First Step Merger, and (ii) immediately following the effective time of the First Step Merger, as part of the same overall transaction, Gregory merged with and into Merger Sub Two, (the “Second Step Merger” and together with the First Step Merger, the “Gregory Merger”), with Merger Sub Two as the surviving company of the Second Step Merger.  The name of the surviving company of the Gregory Merger is Gregory Mountain Products, LLC, a Delaware limited liability company.

The sole member of Kanders GMP Holdings, LLC is Mr. Warren B. Kanders, Clarus’ Executive Chairman and a member of Clarus’ Board of Directors, who will continue to serve in such capacity.  The sole manager of Schiller Gregory Investment Company, LLC is Mr. Robert R. Schiller, who has become Clarus’ Executive Vice Chairman and a member of Clarus’ Board of Directors.  Except as set forth herein, there is no material relationship, between Gregory, on the one hand, and Clarus or any of its affiliates, or any director or officer of Clarus, or any associate of any such director or officer, on the other hand.

In the Gregory Merger, the Company acquired all of the outstanding common stock of Gregory for an aggregate amount of approximately $44.1 million (after closing adjustments of $889,000 relating to debt repayments, working capital and equity plan allocation), payable to the Gregory Stockholders in proportion to their respective ownership interests of Gregory as follows: (i) the issuance of 2,419,490 shares to Kanders GMP Holdings, LLC and 1,256,429 shares to Schiller Gregory Investment Company, LLC of unregistered Clarus’ common stock, and (ii) the issuance by Clarus of the Merger Consideration Subordinated Notes in the aggregate principal amount of $14,516,945 to Kanders GMP Holdings, LLC and in the aggregate principal amount of $7,538,578 to Schiller Gregory Investment Company, LLC.

The Gregory Merger was approved by a special committee comprised of independent directors of the Company’s Board of Directors and the merger consideration payable to the Gregory Stockholders was confirmed to be fair to the Company’s stockholders from a financial point of view by a fairness opinion received from Ladenburg Thalmann & Co., Inc.  The special committee was represented by an independent legal counsel, Richards, Layton & Finger.

A copy of the Gregory Merger Agreement is filed as Exhibit 2.2 to Clarus’ Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2010, and is  incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Gregory Merger Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Gregory Merger Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

(a)           Direct Financial Obligation. See Item 1.01 under the headings “Loan Agreement” and “Merger Consideration Subordinated Note” which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Gregory Merger Consideration Shares and Merger Consideration Subordinated Notes

On May 28, 2010, at the closing of the Gregory Merger, the Company issued, pursuant to the terms of the Gregory Merger Agreement, 3,675,920 Merger Consideration Shares and Merger Consideration Subordinated Notes in the aggregate principal amount of $22,055,523 to Kanders GMP Holdings, LLC and Schiller Gregory Investment Company, LLC. The Merger Consideration Shares are subject to the terms and provisions of the Registration Rights Agreement and Lock-up Agreement discussed in Item 1.01 above, which is incorporated by reference into this Item 3.02. The issuance of the Merger Consideration Shares and Merger Consideration Subordinated Notes is exempt from registration pursuant to Section 4(2) and Regulation D of the Securities Act of 1933, as amended.

Black Diamond Private Placement

Effective May 28, 2010, the Company sold in a private placement offering (the “Private Placement”), an aggregate of 483,767 shares of Clarus common stock (valued at a price of $6.00 per share)  to 11 accredited investors who were shareholders of Black Diamond, including Mr. Metcalf, Mr. Peay, Mr. Duff, and certain employees for an aggregate purchase price of $2,902,602.  The securities sold by the Company in the Private Placement were exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D promulgated thereunder and pursuant to Section 4(2) and/or 4(6) thereof.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           (i) On May 28, 2010, following the closing of the Black Diamond and Gregory mergers, Mr. Burtt Erhlich resigned as a member of the Company’s Board of Directors.

(ii) On May 28, 2010, following the closing of the Black Diamond and Gregory mergers, Mr. Philip A. Baratelli resigned as the Company’s Chief Financial Officer (its principal financial officer and principal accounting officer).

(c)           (i)           On May 28, 2010, following the closing of the Black Diamond Merger, the Board of Directors of the Company appointed Mr. Peter Metcalf as the Company’s President and Chief Executive Officer (its principal executive officer).  Mr. Metcalf, who is 54 years of age, served as the Chief Executive Officer and Chairman of the Board of Directors of BDE since co-founding BDE in 1989.  He is a graduate of the University of Colorado, with a major in Political Science. He also earned a Certificate in Management from the Peter Drucker Center of Management.  Mr. Metcalf has no family relationships with any other director or officer of the Company.  The material terms of Mr. Metcalf’s Employment Agreement is set forth in Item 1.01 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2010 and is incorporated herein by reference as though fully set forth herein. Pursuant to the Metcalf Employment Agreement, as amended, upon the closing of the Black Diamond Merger, the Company issued and granted to Mr. Metcalf an option to purchase 75,000 shares of the Company’s common stock having an exercise price of $6.85 per share, and vesting in three installments as follows:  30,000 options on December 31, 2012 and 22,500 options on each of December 31, 2013 and December 31, 2014. Additionally, Mr. Metcalf purchased 85,000 shares of Clarus common stock in the private placement discussed under Item 3.02 of this Report. Except as stated herein, there are no transactions in which Mr. Metcalf has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Metcalf was a Black Diamond shareholder prior to its merger with Clarus, which is discussed in Item 2.01 of this Report under “Acquisition of Black Diamond”, and incorporated herein by reference.

(ii)           On May 28, 2010, following the closing of the Black Diamond Merger, the Board of Directors of the Company appointed Mr. Robert Peay as the Company’s Chief Financial Officer (its principal financial officer and principal accounting officer).  Mr. Peay, who is 42 years of age, has been the Chief Financial Officer of BDE since 2008.  Mr. Peay joined BDE in 1996 and has previously served as Accounting Manager and Financial Controller of BDE.  Before joining BDE, Mr. Peay worked in public accounting for two years with Arthur Andersen & Co.  Mr. Peay received a Master’s degree in addition to a Bachelor of Science in Accounting from the University of Utah.  He has also been a Certified Public Accountant since 1996.  Mr. Peay has no family relationships with any other director or executive officer of the Company. Mr. Peay’s employment with the Company is at-will and the Company pays Mr. Peay a salary of $175,000 per year. Upon the closing of the Black Diamond Merger, the Company issued and granted to Mr. Peay an option to purchase 30,000 shares of the Company’s common stock, having an exercise price of $6.85 per share, and vesting in three installments as follows:  12,000 options on December 31, 2012 and 9,000 options on each of December 31, 2013 and December 31, 2014. Additionally, Mr. Peay purchased 1,700 shares of Clarus common stock in the private placement discussed under Item 3.02 of this Report. Except as stated herein, there are no transactions in which Mr. Peay has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Peay was a Black Diamond shareholder prior to its merger with Clarus, which is discussed in Item 2.01 of this Report under “Acquisition of Black Diamond”, and incorporated herein by reference.

(iii)           On May 28, 2010, the Board of Directors of the Company appointed Mr. Robert R. Schiller to fill a vacancy on the Board of Directors, to serve until the next annual meeting of stockholders, and also appointed Mr. Schiller as the Company’s Executive Vice Chairman. Mr. Schiller, who is 47 years of age, has been Vice Chairman of the Board of Gregory since March 2008.  Mr. Schiller previously served as a Director from June 2005, President from January 2004, and  Chief Operating Officer from April 2003 of Armor Holdings Inc. (“Armor Holdings”), until the completion of the acquisition of Armor Holdings by BAE Systems, PLC on July 31, 2007. Mr. Schiller also held other positions at Armor Holdings and served as Chief Financial Officer and Secretary from November 2000 to March 2004, as Executive Vice President from November 2000 to April 2003, as Executive Vice President and Director of Corporate Development from January 1999 to October 2000, and as Vice President of Corporate Development from July 1996 to December 1998.  Mr. Schiller graduated with a B.A. in Economics from Emory University in 1985 and received a M.B.A. from Harvard Business School in 1991. Mr. Schiller has no family relationships with any other director or officer of the Company.  The material terms of Mr. Schiller’s Employment Agreement are set forth in Item 1.01 above and incorporated herein by reference. Except as stated herein, there are no transactions in which Mr. Schiller has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Schiller is the sole manager of Schiller Gregory Investment Company, LLC, a party to the Gregory Merger Agreement, which is discussed Item 2.01 of this Report under “Acquisition of Gregory Mountain Products”, and incorporated herein by reference.

(d)           (i)           On May 28, 2010, the Board of Directors of the Company appointed Mr. Peter Metcalf to fill a vacancy on the Board of Directors, to serve until the next annual meeting of stockholders.  The disclosure set forth in Item 5.02(c)(i) above with respect to Mr. Metcalf is incorporated herein by reference.

(ii)           On May 28, 2010, the Board of Directors of the Company appointed Mr. Mr. Schiller to fill a vacancy on the Board of Directors, to serve until the next annual meeting of stockholders.  The disclosure set forth in Item 5.02(c)(iii) above with respect to Mr. Schiller is incorporated herein by reference.

(iii)           On May 28, 2010, the Board of Directors of the Company appointed Mr. Michael A. Henning to fill a vacancy on the Board of Directors, to serve until the next annual meeting of stockholders.  Mr. Henning, who is 70 years of age, served as a director and the Chairman of the Audit Committee of the Board of Directors of Highlands Acquisition Corp., a publicly-held blank check company from May 2007 until September 2009.  Since 2000, Mr. Henning has been the Chairman of the Audit Committee and member of the Compensation Committee, and has previously served as the Vice Chairman of the Finance Committee, of the Board of Directors of CTS Corporation, a NYSE-listed company that provides electronic components to auto, wireless and PC businesses. In December 2002, he joined the Board of Directors of Omnicom Group Inc., a global communications company, where he also serves on the Audit Committee and the Compensation Committee.  Mr. Henning is also a member of the Board of Directors, and serves on the Audit Committee and Compensation Committee, of Landstar System, Inc., a NASDAQ-listed transportation and logistics services company.  Mr. Henning retired as Deputy Chairman from Ernst & Young in 2000 after forty years with the firm. Mr. Henning was the inaugural CEO of Ernst & Young International, serving from 1993 to 1999. From 1991 to 1993, he served as Vice Chairman of Tax Services at Ernst & Young. Mr. Henning was also the Managing Partner of the firm’s New York office, from 1985 to 1991, and the Partner in charge of International Tax Services, from 1978 to 1985. From 1994 to 2000, Mr. Henning served as a Co-Chairman of the Foreign Investment Advisory Board of Russia, where he co-chaired a panel of 25 CEOs from the G-7 countries who advised the Russian government in adopting international accounting and tax standards. Mr. Henning is presently on the Board of Trustees of St. Francis College in Brooklyn, New York and St. Francis Prep, Queens, New York. Mr. Henning received a B.B.A. from St. Francis College and a Certificate from the Harvard University Advanced Management Program. Mr. Henning is a Certified Public Accountant.

(iv)           On May 28, 2010, the Board of Directors of the Company appointed Mr. Philip N. Duff to fill a vacancy on the Board of Directors, to serve until the next annual meeting of stockholders. Mr. Duff, who is 53 years of age, is the Chief Executive Officer and General Partner at Duff Capital Advisors. Mr. Duff is also the founder of Duff Capital Advisors. Mr. Duff is also the Chairman & CEO of White Oak Global Advisors.  Prior to this, Mr. Duff served as one of the founding partners, Chief Executive Officer, and Chairman of FrontPoint Partners, LLC, which he co-founded in 2000. He was formerly the Chief Operating Officer, Senior Managing Director, member of Management Committee, and member of the Advisory Board of Tiger Management LLC. From 1984 to 1998, Mr. Duff was also employed at Morgan Stanley, where his prior positions included serving as Chief Financial Officer at Morgan Stanley Group Inc., as President and Chief Executive Officer at Van Kampen America Capital (acquired by Morgan Stanley), and as the head of Financial Institutions Group in Investment Banking at Morgan Stanley. Prior to Morgan Stanley, Mr. Duff traded grain at Louis Dreyfus, Inc. Mr. Duff currently serves as a member of the Board of Directors of Ambac Financial Group, Solar Power Corporation, and TraDove. Mr. Duff is also a member of the Advisory Board of Westbury Partners. He previously served on the Board of Trustees of the Financial Accounting Foundation, and the Managed Funds Association. Mr. Duff graduated from Massachusetts Institute of Technology with an M.B.A. and from Harvard College with an A.B. in Mathematics.

(e)           The disclosure set forth in Item 1.01 and Item 5.02(c) of this Report with respect to each Messrs. Kanders, Schiller, Metcalf and Peay is incorporated herein by reference.

Philip A. Baratelli

On May 28, 2010, in connection with Mr. Baratelli’s resignation as the Company Chief Financial Officer, the Company’s Compensation Committee and Board of Directors approved (i) the acceleration of vesting of options to purchase an aggregate of 50,000 of the Company’s common stock, which represent the unvested portion of stock option awards previously granted to Philip A. Baratelli on December 13, 2007 under the Clarus 2005 Stock Incentive Plan; and (ii) extended the period in which Mr. Baratelli may exercise such stock options until May 28, 2013.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2010, the Board of Directors of the Company adopted a resolution approving Amendment No. 2 to the Company’s Amended and Restated Bylaws to create the position of Executive Vice Chairman of the Board of Directors.  The description of the amendment to the Amended and Restated Bylaws is qualified in its entirety by reference to the Amendment No. 2 to the Company’s Amended and Restated Bylaws dated May 28, 2010 and attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

We are providing the information set forth below to enhance the understanding of our Company’s business following the redeployment of our assets and completion of the Black Diamond and Gregory acquisitions discussed in Item 2.01 above.

BUSINESS

Overview

Clarus is a leading developer, manufacturer and distributor of technical outdoor equipment and lifestyle products for rock and ice climbers, alpinists, hikers, freeride skiers and outdoor enthusiasts and travelers. The Company’s products are principally sold under the Black DiamondTM and Gregory® brand names through specialty and online retailers throughout the U.S., Canada, Europe, Asia, South America, New Zealand and Africa.

Operating History

Since the 2002 sale of our e-commerce solutions business, we have engaged in a strategy of seeking to enhance stockholder value by pursuing opportunities to redeploy our assets through an acquisition of, or merger with, an operating business or businesses that would serve as a platform company.  On May 28, 2010, we redeployed our capital through our acquisitions of Black Diamond and Gregory.  Because the Company had no operations at the time of our acquisition of Black Diamond, Black Diamond is considered to be our predecessor company for financial reporting purposes.  The Company expects to seek approval of its stockholders at its next annual meeting to change its name to “Black Diamond Equipment” which we believe more accurately reflects our current business.

Market Overview

Our primary target customers are outdoor-oriented consumers who understand the importance of an active, healthy lifestyle.  The users of our products are made up of a wide range of outdoor athletes and enthusiasts, including rock, ice and mountain climbers, skiers, backpackers and campers, cyclists, endurance trail runners, and outdoor-inspired consumers.  We believe we have a strong reputation for style, quality, design, and durability in each of our core product lines that address the needs of rock and ice climbers, alpinists, backcountry and freeride skiers, day hikers and backpackers.

As the variety of outdoor sports activities continue to grow and proliferate and existing outdoor sports evolve and become ever more specialized, we believe other outdoor sports and athletic equipment companies are failing to address the unique aesthetics, fit and technical and performance needs of athletes and enthusiasts involved in such specialized activities.  We believe we have been able to help address this void in the marketplace by leveraging our user intimacy and improving on our existing product lines, by expanding our product offerings into new niche categories, and by incorporating innovative industrial design and engineering, along with comfort and functionality into our products. Although we were founded to address the needs of core rock and ice climbers, backcountry skiers, and alpinists, we are also successfully designing products for more casual outdoor enthusiasts who also appreciate the technical rigor and premium quality of our products. We believe the credibility and authenticity of our brands expands our potential market beyond committed outdoor athletes to those outdoor generalist consumers who desire to lead active, healthy, and balanced lives.

Growth Strategies

Our growth strategies are to achieve sustainable, profitable growth organically and to expand the business through targeted, strategic acquisitions. We intend to create innovative new products, increase consumer and retailer awareness and demand for our products, and build stronger emotional brand connections with consumers over time across a growing number of geographic markets.

New Product Development.  To drive organic growth within our existing businesses, we intend to leverage our strong brand names, customer relationships and proven capacity for innovation to develop new products and product extensions in each of our existing product categories, and to expand into new product categories.  Since 1989, our brands have introduced over 200 new products. We have also invested resources to develop processes for developing internally hot-forged carabiners and closed loop anodizing and to manufacture other products in our managed facility in Asia, which we expect to increase our competitiveness.  We have also recently developed a new line of harnesses based on our Kinetic Core Construction technology and a new line of Freeride ski boots. Last year, we introduced two via ferrata protection kits with safety technologies previously unavailable to climbers. In addition, we have introduced a number of new packs featuring our BioSyncTM, FusionTM, JetStreamTM and ResponseTM suspension systems, which provide backpackers with superior comfort, movement and load transfer characteristics.  We intend to expand our business into both adjacent and complementary product categories.

Innovation and New Technology. We have a long history of technical innovation, and in recent years have introduced innovations such as the first plastic telemark boot, the AvaLung® backpack, which helps adventurers survive an avalanche, and FlickLock® and Control Shock Technology for its adjustable trekking poles. Our products have introduced many firsts in the backpack market, including being the first to build backpacks in different frame, harness and waist belt sizes; the first (and still only) pack manufacturer to develop a waistbelt system that adjusts to fit different hip angles, automatically improving load transfer; and the first to develop the center-locking bar tack, a stitch that ends and locks off on the center of a seam instead of the side for increased strength at major stress points.  Our new technologies are generally inspired by our continuing commitment to maximize the enjoyment and safety of the outdoor sports for which we design our products.

Acquisition of Complementary Businesses.  We expect to target acquisitions as a viable opportunity to gain access to new product groups and customer channels and increase penetration of existing markets. To the extent we pursue future acquisitions, we intend to focus on businesses with product offerings that provide geographic or product diversification, or that expand our business into related categories that can be marketed through our existing distribution channels or that provide us access to new distribution channels for our existing products, thereby increasing marketing and distribution efficiencies.  We are particularly interested in companies with category-leading brands, recurring revenue, sustainable margins and strong cash flow.  We anticipate financing future acquisitions prudently through a combination of cash on hand, operating cash flow, bank financings and new capital markets offerings.

Competitive Strengths

Experienced Management.  Our management team has been involved in the successful operation, acquisition and integration of a substantial number of companies. Throughout his 30 year business career, our Executive Chairman, Warren B. Kanders, has established a track record of building public companies through strategic acquisitions to enhance organic growth. Peter Metcalf, the co-founder of Black Diamond and our President and Chief Executive Officer, boasts a lifetime of active participation in outdoor sports and a compelling track record in the outdoor/ski products industry. During the last 20 years, Mr. Metcalf has led Black Diamond through a period of consistent growth and steady diversification, and Black Diamond has emerged as a global brand. We are equally reliant upon the skills and experience of our Executive Vice Chairman, Robert R. Schiller, who previously served as the President, Chief Operating Officer and Chief Financial Officer of Armor Holdings, Inc., and has a proven record of managing operations as well as identifying, executing and integrating strategic acquisitions.

Strong Base of Business.  Our outdoor products business benefits from a strong reputation for paradigm changing, high quality, innovative products that make us a leader in the outdoor industry with particular strength in product categories such as backpacking, hiking, rock climbing, ice climbing, skiing, and mountaineering. Underlying our innovative product lines is a strong stable of intellectual property, with multiple patents and patent applications, as well as valuable brands and trademarks. In addition, our user intimacy, strong retailer partnerships, operations and execution acumen and leadership as a champion in the access, education, and stewardship issues that affect our customers contribute to the robustness of our business.

Incentivized Management.  The members of our Board of Directors and our executive officers, including Messrs. Kanders, Metcalf and Schiller, are substantial stockholders of the Company, and beneficially own approximately 39% of our outstanding common stock, which we believe aligns the interests of our Board of Directors and our executive officers with that of our stockholders.

Growth-Oriented Capital Structure.  Our capital structure provides us with the capacity to fund future growth and our net operating loss and tax credit carryforwards are expected to offset our net taxable income which is expected to allow us to retain cash flow for future growth.

Distribution.  Our products are primarily distributed through a strong, global network of independent specialty retailers, specialty chains and consumer catalogs. We enjoy strong relationships with customers in a number of these sales channels that can provide for additional diversification and the ability to pursue growth opportunities in a number of different markets across a variety of product types and price points.

Products

We have developed a reputation for designing, manufacturing and distributing products considered to be both innovative and dependable in their respective market niches. Our commitment to designing innovative, durable and reliable products that enhance our customers’ capabilities, comfort and safety in their outdoor endeavors will remain our hallmark and mission.  In addition to function, we believe our products’ unique aesthetic appearance is another hallmark that distinguishes us in the outdoor marketplace. Our products have won numerous awards from industry magazines including Alpinist, Backpacker, Climbing, Consumers Digest, National Geographic Adventure, Men’s Journal, Outside, Popular Science, Powder, Rock & Ice, Ski and Skiing.

 Our products include a wide variety of technical outdoor equipment and lifestyle products for rock and ice climbers, alpinists, hikers, freeride skiers, outdoor enthusiasts and travelers. Many of our products are designed for extreme applications, such as high altitude mountaineering, ice and rock climbing, as well as backcountry, Freeride, and alpine skiing.  Generally, our product offerings are divided into three primary categories: climb, mountain, and ski. Our climb line consists of technical equipment such as belay/rappel devices, bouldering products, carabiners and quickdraws, chalk, chalk bags, climbing packs, crampons, crash pads, dogbones and runners, harnesses, ice axes and piolets, ice protection and rock protection devices and various other climbing accessories. Our mountain line consists of mountaineering backpacks for alpine expeditions, backpacks for backcountry excursions, overnight trips, and day hikes, bivy sacks, rain sacks, gaiters, gloves, headlamps, lights, tents, trekking poles and various other hiking and mountaineering accessories. Our ski line consists of AvaLung backpacks, winter packs for skiing and snowboarding, bindings, boots, poles, skis, skins, snow gloves, snow packs, and snow safety devices. We also offer hydration packs for trail running and cycling, and travel and lifestyle products such as duffle bags, messenger bags, and small bags and pouches designed to carry electronics and other accessories, and a variety of Black Diamond branded apparel and accessories.

Customers

We market and distribute our products in over 40 countries primarily through independent specialty stores and specialty chains, including premium sporting goods and outdoor recreation stores and consumer catalogs, in the United States, Canada, New Zealand, Europe, Asia and Africa. In addition, our Gregory branded products are sold through Gregory-supplied retail stores in Tokyo, Japan, Seoul, South Korea and Taipei, Taiwan.  We also sell our products directly to customers through our wholly-owned retail store in Salt Lake City, Utah and online at www.blackdiamondequipment.com.

We have highly diversified account bases and sell products in over 1,500 retail locations through over 1,000 individual accounts, with the bulk of our business being done through independent retailers.  Despite the benefits of this diversification, we remain highly dependent on consumer discretionary spending patterns and the purchasing patterns of our wholesale and other customers as they attempt to match their seasonal purchase volumes to volatile consumer demand.

Our end users constitute a broad range of consumers including mountain climbers, winter outdoor enthusiasts, backpackers and campers, cyclists, top endurance trail runners, and outdoor-inspired consumers.  Such consumers demand high quality, reliable, and well-designed products to enhance their performance and safety in a multitude of outdoor activities in virtually any climate. We expect to leverage our user intimacy, engineering prowess and design ability to expand into related technical product categories that target the same demographic group and distribution channels while leveraging our user intimacy, engineering prowess and design ability.

During 2009, Recreational Equipment, Inc. (“REI”) accounted for approximately 14% of our sales, while Kabushiki Kaisha A&F (“A&F (Japan)”) accounted for approximately 9% of our sales.  The loss of either of these customers could have a material adverse effect on the Company.

Sales and Marketing

Our sales force is generally deployed by geographic region: Canada, Europe, Latin America, Asia, and the United States. Our focus is on providing our products to a broad spectrum of outdoor enthusiasts, from expert rock climbers to beginner skiers. Within each of our brands, we strive to create a unique look for our products and are beginning to utilize new and enhanced in-store merchandising displays and techniques to communicate those differences to the consumer. In addition, we are exploring uses for brand and market research. We also regularly utilize various promotions and public relations campaigns.

We have consistently established relationships with professional athletes to help evaluate, promote and establish product performance and authenticity with customers.  Such endorsers are one of many elements in our array of marketing materials, including in-store displays, brochures and on our website.

In addition to brand development, we are focused on expanding our licensing strategy to enhance brand exposure, brand equity and recognition through appropriate product extensions, while generating incremental high margin revenue. Our reputation for high quality, reliability and excellent value attracts and is, in turn, required of our licensees.

Research and Development

The Company commits significant resources to new product research and development.  We conduct our product research and design activities at our locations in Salt Lake City, Utah, Sacramento, California, Zhuhai, China, and conduct product evaluations at our offices located outside of Basel, Switzerland.

The Company expenses research and development costs as incurred.  Over the last three calendar years we have spent approximately $9.3 million in connection with research and development activities.

Manufacturing, Distribution and Sourcing

Manufacturing and Global Distribution

Most of our products are manufactured in our facilities in the United States and Asia. Certain of our products are also manufactured to our specifications by independently owned facilities in China and the Philippines. While we do not maintain a long-term manufacturing contract with such facilities, we believe that our long-term relationship with our manufacturing facilities in Asia will help to ensure that a sufficient supply of goods built to our specification are available in a timely manner and on satisfactory economic terms in the future.

In 2006, Black Diamond Equipment Asia Ltd. (“Black Diamond Asia”), a wholly-owned subsidiary of Black Diamond, was established in southeast China.  The facility in southeast China is a Black Diamond-managed 100,000 sq. ft. facility that is operated and staffed by our employees. Each piece of equipment is tested to the same degree at the Black Diamond Asia facility as they are at our Salt Lake City facility. Each of those facilities rely on identical, thoroughly documented systems and procedures to ensure consistent quality and safety for every piece of gear we put our name on.  Our manufacturing operations in Salt Lake City and southeast China are each ISO 9001 certified by European-based auditors.

In addition to manufacturing, we run our own global distribution and quality control operation at our Salt Lake City facility, allowing us to aggregate for global shipping the goods that we and our Asian-based facilities manufacture.

 Sourcing

We source raw materials and components from a variety of suppliers. Our primary raw materials include aluminum, steel, nylon, corrugated cardboard for packaging, electrical components, plastic resin, urethane and various textiles, foams and fabrics. The raw materials used in the manufacture of our products are generally available from numerous suppliers in quantities sufficient to meet normal requirements.

We source packaging materials both domestically as well as from sources in Asia and Europe. We believe that all of our purchased products and materials could be readily obtained from alternative sources at comparable costs.

Competition

Because of the diversity of our product offerings, we compete by niche with a variety of companies.  Our products must stand up to the high standards set by the world’s elite mountain climbers, alpine skiers and adventurers.  In the outdoor industry, quality and durability are paramount among such athletes, who rely on our products to withstand some of the world’s most extreme conditions.  In addition to extreme adventurers, we believe all outdoor enthusiasts benefit from the high quality standards of our products. We also believe our products compete favorably on the basis of product innovation, product performance, marketing support, and price.

The popularity of outdoor activities and changing design trends affect the desirability of our products. Therefore, we seek to anticipate and respond to trends and shifts in consumer preferences by adjusting the mix of available product offerings, developing new products with innovative performance features and designs, and by marketing our products in a persuasive and memorable fashion to drive consumer awareness and demand. Failure to anticipate or respond to consumer needs and preferences in a timely and adequate manner could have a material adverse effect on our sales and profitability.

We compete with niche, privately-owned companies and with a number of brands owned by large multinational companies, such as those set forth below.

•	Climbing: Our climbing products and accessories, including but not limited to, belays devices, carabiners, and harnesses, compete with products from companies such as Arc’Teryx, Petzl and Mammut.

•
Skiing:  Our skiing equipment and accessories, including but not limited to, skis, ski bindings, poles and boots, compete with products from competitors such as Atomic, Dynafit (Salewa), Dynastar (Lange), Garmont, K2, Volkl, Marker, Nordica, Rossignol, Salomon, Scarpa, and Scott.

•
Mountaineering:  Our mountaineering products, including but not limited to, backpacks, trekking poles, headlamps and tents, compete with products from companies such as Peltz, Mammut, Deuter, Kelty, Leki, Komperdell, Marmot, Mountain Hardwear, Mountainsmith, Osprey, Dakine, Sierra Designs and The North Face.

In addition, we compete with certain of our large wholesale customers who focus on the outdoor market, such as REI, Eastern Mountain Sports, Mountain Equipment Co-op (“MEC”)  and Decathlon which manufacture, market and distribute their own climbing, skiing and mountaineering products under their own private labels.

Patents and Trademarks

We believe our primary and pending word and icon trademarks worldwide, including the Black Diamond and Gregory logos, Black DiamondTM, ATC®, Camalot®, Gregory®, AvaLung®, FlickLock®, Ascension®, Time is Life®, Hexentric®, Stopper® and Bibler Tents® create international brand recognition for our products.

 We believe our brands have an established reputation for high quality, reliability and value and, accordingly, we actively monitor and police our brands against infringement to ensure their viability and enforceability.

In addition to trademarks, we hold over 70 patents worldwide for a wide variety of technologies across our product lines.

Our success with our proprietary products is generally derived from our “first mover” advantage in the market as well as our commitment to protecting our current and future proprietary technologies and products, which acts as a deterrent to infringement of our intellectual property rights. While we believe our patent and trademark protection policies are robust and effective, if we fail to adequately protect our intellectual property rights, competitors may manufacture and market products similar to ours. Our principal intellectual property rights include our patents and trademarks but also include products containing proprietary trade secrets.

We cannot be sure that we will receive patents for any of our patent applications or that any existing or future patents that we receive or license will provide competitive advantages for our products. While we actively monitor our competitors to ensure that we do not compromise the intellectual property of others, we cannot be sure that competitors will not challenge, invalidate or avoid the application of any existing or future patents that we receive or license. In addition, patent rights may not prevent our competitors from developing, using or selling products that are in similar product niches as ours.

Employees

As of June 4, 2010, our combined company has over 475 employees, located in California, Utah, China, Germany, Japan, the Philippines and Switzerland. None of our employees are represented by unions or covered by any collective bargaining agreements. We have not experienced any work stoppages or employee-related slowdowns and believe that our relationship with employees is satisfactory.

Seasonality

The Company’s products are outdoor recreation related, which results in seasonal variations in sales and profitability. On a calendar year basis, we generally experience our greatest sales in the first and second quarters for certain of our products including rock climbing gear, headlamps, lanterns, packs, trekking poles and tents, and in the third and fourth quarters for our ski, glove and ice climbing products. Sales of these products may be negatively affected by unfavorable weather conditions and other market trends. The fall/winter season represents approximately 60% of our sales while spring/summer represents approximately 40%.

Working capital requirements vary throughout the year. Working capital increases during the first and third quarters of the year as inventory builds to support peak shipping periods and then decreases during the second and fourth quarters of the year as those inventories are sold and accounts receivable are collected. Cash provided by operating activities is substantially higher in the first half of the year due to reduced working capital requirements.

Available Information

Our Internet address is www.claruscorp.com. We make available free of charge on or through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, and the proxy statement for our annual meeting of stockholders as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Forms 3, 4 and 5 filed with respect to our equity securities under section 16(a) of the Securities Exchange Act of 1934, as amended, are also available on our website. All of the foregoing materials are located at the ‘‘SEC Filings’’ tab under the section titled “Investor Relations”. The information found on our website shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Materials we file with the Securities and Exchange Commission may be read and copied at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission at www.sec.gov. In addition, you may request a copy of any such materials, without charge, by submitting a written request to: Clarus Corporation, c/o the Secretary, 2084 East 3900 South, Salt Lake City, UT 84124.

RISK FACTORS

In addition to other information in this Current Report on Form 8-K, the following risk factors should be carefully considered in evaluating our business, because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those mentioned in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any of the following risks occur, our business, operating results, liquidity and financial condition, and the price of our common stock, could be materially adversely affected.

Risks Related to Our Industry

Many of the products we sell are used for inherently risky mountain and outdoor pursuits and could give rise to product liability or product warranty claims and other loss contingencies, which could affect our earnings and financial condition.

Many of our products are used in applications and situations that involve high levels of risk of personal injury and death. As a result, we maintain staff who focus on testing and seek to assure the quality and safety of our products. In addition, we provide thorough and protective disclaimers and instructions on all of our products and packaging. Failure to use our products for their intended purposes, failure to use or care for them properly, or their malfunction, or, in some limited circumstances, even correct use of our products, could result in serious bodily injury or death.

As a manufacturer and distributor of consumer products, we are subject to the Consumer Products Safety Act, which empowers the Consumer Products Safety Commission to exclude from the market products that are found to be unsafe or hazardous. Under certain circumstances, the Consumer Products Safety Commission could require us to repurchase or recall one or more of our products. Additionally, laws regulating certain consumer products exist in some cities and states, as well as in other countries in which we sell our products, and more restrictive laws and regulations may be adopted in the future. Any repurchase or recall of our products could be costly to us and could damage our reputation. If we were required to remove, or we voluntarily removed, our products from the market, our reputation could be tarnished and we might have large quantities of finished products that we could not sell.

We also face exposure to product liability claims in the event that one of our products is alleged to have resulted in property damage, bodily injury or other adverse effects. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product or activities associated with the product, negligence, strict liability, and a breach of warranties. Although we maintain product liability insurance in amounts that we believe are reasonable, there can be no assurance that we will be able to maintain such insurance on acceptable terms, if at all, in the future or that product liability claims will not exceed the amount of insurance coverage. Additionally, we do not maintain product recall insurance. As a result, product recalls or product liability claims could have a material adverse effect on our business, results of operations and financial condition.

In addition, we face potential exposure to unusual or significant litigation arising out of alleged defects in our products or otherwise. We spend substantial resources ensuring compliance with governmental and other applicable standards. However, compliance with these standards does not necessarily prevent individual or class action lawsuits, which can entail significant cost and risk. We do not maintain insurance against many types of claims involving alleged defects in our products that do not involve personal injury or property damage. As a result, these types of claims could have a material adverse effect on our business, results of operations and financial condition.

Our product liability insurance program is an occurrence-based program based on our current and historical claims experience and the availability and cost of insurance. We currently either self insure or administer a high retention insurance program for product liability risks. Historically, product liability awards have not exceeded our individual per occurrence self-insured retention. We cannot assure you, however, that our future product liability experience will be consistent with our past experience.

A substantial portion of our revenues and gross profit is derived from a small number of large customers. The loss of any of these customers could substantially reduce our profits.

A few of our customers account for a significant portion of revenues. In the year ended December 31, 2009, REI and A&F (Japan) accounted for approximately 14% and 9%, respectively, of revenues.  Sales are generally on a purchase order basis, and we do not have long-term agreements with any of our customers. A decision by any of our major customers to decrease significantly the number of products purchased from us could substantially reduce revenues and have a material adverse effect on our business, financial condition and results of operations. Moreover, in recent years, the retail industry has experienced consolidation and other ownership changes. In the future, retailers may further consolidate, undergo restructurings or reorganizations, realign their affiliations or reposition their stores’ target market. These developments could result in a reduction in the number of stores that carry our products, increased ownership concentration within the retail industry, increased credit exposure or increased retailer leverage over their suppliers. These changes could impact our opportunities in the market and increase our reliance on a smaller number of large customers.

We are subject to risks related to our dependence on the strength of retail economies in various parts of the world and our performance may be affected by general economic conditions and the current global financial crisis.

The Company’s business depends on the strength of the retail economies in various parts of the world, primarily in North America and to a lesser extent Asia, Central and South America and Europe, which have recently deteriorated significantly and may remain depressed, or be subject to further deterioration, for the foreseeable future. These retail economies are affected primarily by factors such as consumer demand and the condition of the retail industry, which, in turn, are affected by general economic conditions and specific events such as natural disasters, terrorist attacks and political unrest. The impact of these external factors is difficult to predict, and one or more of the factors could adversely impact our business, results of operations and financial condition.

Purchases of many consumer products are discretionary and tend to be highly correlated with the cycles of the levels of disposable income of consumers. As a result, any substantial deterioration in general economic conditions could adversely affect consumer discretionary spending patterns, our sales and our results of operations. In particular, decreased consumer confidence or a reduction in discretionary income as a result of unfavorable macroeconomic conditions may negatively affect our business. If the current macroeconomic environment persists or worsens, consumers may reduce or delay their purchases of our products. Any such reduction in purchases could have a material adverse effect on our business, financial condition and results of operations.

Changes in the retail industry and markets for consumer products affecting our customers or retailing practices could negatively impact existing customer relationships and our results of operations.

We sell our products to retailers, including sporting goods and specialty retailers, as well as direct to consumers. A significant deterioration in the financial condition of our major customers could have a material adverse effect on our sales and profitability. We regularly monitor and evaluate the credit status of our customers and attempt to adjust sales terms as appropriate. Despite these efforts, a bankruptcy filing by a key customer could have a material adverse effect on our business, results of operations and financial condition.

In addition, as a result of the desire of retailers to more closely manage inventory levels, there is a growing trend among retailers to make purchases on a “just-in-time” basis. This requires us to shorten our lead time for production in certain cases and more closely anticipate demand, which could in the future require us to carry additional inventories.

We may be negatively affected by changes in the policies of our retailer customers, such as inventory destocking, limitations on access to and time on shelf space, use of private label brands, price demands, payment terms and other conditions, which could negatively impact our results of operations.

There is a growing trend among retailers in the U.S. and in foreign markets to undergo changes that could decrease the number of stores that carry our products or increase the concentration of ownership within the retail industry, including:

• consolidating their operations;

• undergoing restructurings or store closings;

• undergoing reorganizations; or

• realigning their affiliations.

These consolidations could result in a shift of bargaining power to the retail industry and in fewer outlets for our products. Further consolidations could result in price and other competition that could reduce our margins and our net sales.

Competition in our industries may hinder our ability to execute our business strategy, achieve profitability, or maintain relationships with existing customers.

We operate in a highly competitive industry. In this industry, we compete against numerous other domestic and foreign companies. Competition in the markets in which we operate is based primarily on product quality, product innovation, price and customer service and support, although the degree and nature of such competition vary by location and product line. Some of our competitors are more established in their industries and have substantially greater revenue or resources than we do. Our competitors may take actions to match new product introductions and other initiatives. Since many of our competitors source their products from third parties, our ability to obtain a cost advantage through sourcing is reduced. Certain of our competitors may be willing to reduce prices and accept lower profit margins to compete with us. Further, retailers often demand that suppliers reduce their prices on existing products. Competition could cause price reductions, reduced profits or losses or loss of market share, any of which could have a material adverse effect on our business, results of operations and financial condition.

To compete effectively in the future in the consumer products industry, among other things, we must:

•  maintain strict quality standards;

•  develop new and innovative products that appeal to consumers;

• deliver products on a reliable basis at competitive prices;

• anticipate and respond to changing consumer trends in a timely manner;

• maintain favorable brand recognition; and

• provide effective marketing support.

Our inability to do any of these things could have a material adverse effect on our business, results of operations and financial condition.

If we fail to develop new or expand existing customer relationships, our ability to grow our business will be impaired.

Our growth depends to a significant degree upon our ability to develop new customer relationships and to expand existing relationships with current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that business with current customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

Seasonality and weather conditions may cause our operating results to vary from quarter to quarter.

Sales of certain of our products are seasonal. Sales of our outdoor recreation products such as carabiners, harnesses and related climbing equipment products increase during warm weather months and decrease during winter, while sales of winter sports equipment such as our skis, boots, bindings and related ski equipment increase during the cold weather months and decrease during summer. Weather conditions may also negatively impact sales. For instance, fewer than anticipated natural disasters (i.e., ice storms) could negatively affect the sale of certain outdoor recreation products; mild winter weather may negatively impact sales of our winter sports products. These factors could have a material adverse effect on our business, results of operations and financial condition.

If we fail to adequately protect our intellectual property rights, competitors may manufacture and market products similar to ours, which could adversely affect our market share and results of operations.

Our success with our proprietary products depends, in part, on our ability to protect our current and future technologies and products and to defend our intellectual property rights. If we fail to adequately protect our intellectual property rights, competitors may manufacture and market products similar to ours. Our principal intellectual property rights include our trademarks and patents.

We hold numerous utility patents covering a wide variety of products. We cannot be sure that we will receive patents for any of our patent applications or that any existing or future patents that we receive or license will provide competitive advantages for our products. We also cannot be sure that competitors will not challenge, invalidate or avoid the application of any existing or future patents that we receive or license. In addition, patent rights may not prevent our competitors from developing, using or selling products that are similar or functionally equivalent to our products.

Third parties may have patents of which we are unaware, or may be awarded new patents, that may materially adversely affect our ability to market, distribute, and sell our products.  Accordingly, our products, including, but not limited to, our technical climbing and backpack products, may become subject to patent infringement claims or litigation or interference proceedings, any adverse determination of which could have a material adverse effect on our business, results of operations and financial condition.

Changes in foreign, cultural, political and financial market conditions could impair our international operations and financial performance.

Some of our operations are conducted or products are sold in countries where economic growth has slowed, such as Japan; or where economies have suffered economic, social and/or political instability or hyperinflation or where the ability to repatriate funds has been delayed or impaired in recent years.  Current government economic and fiscal policies, including stimulus measures and currency exchange rates and controls, in these economies may not be sustainable and, as a result, our sales or profits related to those countries may decline. The economies of other foreign countries important to our operations, including other countries in Asia and Europe, could also suffer slower economic growth or economic, social and/or political instability or hyperinflation in the future. International operations, including manufacturing and sourcing operations (and the international operations of our customers), are subject to inherent risks which could adversely affect us, including, among other things:

•	protectionist policies restricting or impairing the manufacturing, sales or import and export of our products;

•	new restrictions on access to markets;

•	lack of developed infrastructure;

•	inflation or recession;

•	devaluations or fluctuations in the value of currencies;

•	changes in and the burdens and costs of compliance with a variety of foreign laws and regulations, including tax laws, accounting standards, environmental laws and occupational health and safety laws;

•	social, political or economic instability;

•	acts of war and terrorism;

•	natural disasters or other crises;

•	reduced protection of intellectual property rights in some countries;

•	increases in duties and taxation; and

•
restrictions on transfer of funds and/or exchange of currencies; expropriation of assets; and other adverse changes in policies, including monetary, tax and/or lending policies, encouraging foreign investment or foreign trade by our host countries.

Should any of these risks occur, our ability to sell or export our products or repatriate profits could be impaired and we could experience a loss of sales and profitability from our international operations, which could have a material adverse impact on our business.

If we cannot continue to develop new products in a timely manner, and at favorable margins, we may not be able to compete effectively.

We believe that our future success will depend, in part, upon our ability to continue to introduce innovative design extensions for our existing products and to develop, manufacture and market new products. We cannot assure you that we will be successful in the introduction, manufacturing and marketing of any new products or product innovations, or develop and introduce, in a timely manner, innovations to our existing products that satisfy customer needs or achieve market acceptance. Our failure to develop new products and introduce them successfully and in a timely manner, and at favorable margins, would harm our ability to successfully grow our business and could have a material adverse effect on our business, results of operations and financial condition.

Our results of operations could be materially harmed if we are unable to accurately forecast demand for our products.

We often schedule internal production and place orders for products with independent manufacturers before our customers’ orders are firm. Therefore, if we fail to accurately forecast customer demand, we may experience excess inventory levels or a shortage of product to deliver to our customers. Factors that could affect our ability to accurately forecast demand for our products include:

•	an increase or decrease in consumer demand for our products or for products of our competitors;

•	our failure to accurately forecast customer acceptance of new products;

•	new product introductions by competitors;

•	unanticipated changes in general market conditions or other factors, which may result in cancellations of orders or a reduction or increase in the rate of reorders placed by retailers;

•	weak economic conditions or consumer confidence, which could reduce demand for discretionary items such as our products; and

•
terrorism or acts of war, or the threat of terrorism or acts of war, which could adversely affect consumer confidence and spending or interrupt production and distribution of product and raw materials.

Inventory levels in excess of customer demand may result in inventory write-downs and the sale of excess inventory at discounted prices, which could have an adverse effect on  our business, results of operations and financial condition. On the other hand, if we underestimate demand for our products, our manufacturing facilities or third party manufacturers may not be able to produce products to meet customer requirements, and this could result in delays in the shipment of products and lost revenues, as well as damage to our reputation and customer relationships. There can be no assurance that we will be able to successfully manage inventory levels to exactly meet future order and reorder requirements.

Our operating results can be adversely affected by changes in the cost or availability of raw materials.

Pricing and availability of raw materials for use in our businesses can be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, consumer demand, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials for us, and may, therefore, have a material adverse effect on our business, results of operations and financial condition.

During periods of rising prices of raw materials, there can be no assurance that we will be able to pass any portion of such increases on to customers. Conversely, when raw material prices decline, customer demands for lower prices could result in lower sale prices and, to the extent we have existing inventory, lower margins. As a result, fluctuations in raw material prices could have a material adverse effect on our business, results of operations and financial condition.

Supply shortages or changes in availability for any particular type of raw material can delay production or cause increases in the cost of manufacturing our products. We may be negatively affected by changes in availability and pricing of raw materials, which could negatively impact our results of operations.

Our operations in international markets, and earnings in those markets, may be affected by legal, regulatory, political and economic risks.

Our ability to maintain the current level of operations in our existing international markets and to capitalize on growth in existing and new international markets is subject to risks associated with international operations. These include the burdens of complying with a variety of foreign laws and regulations, unexpected changes in regulatory requirements, new tariffs or other barriers to some international markets.

We cannot predict whether quotas, duties, taxes, exchange controls or other restrictions will be imposed by the United States, the European Union or other countries upon the import or export of our products in the future, or what effect any of these actions would have on our business, financial condition or results of operations. We cannot predict whether there might be changes in our ability to repatriate earnings or capital from international jurisdictions. Changes in regulatory, geopolitical policies and other factors may adversely affect our business or may require us to modify our current business practices.

Approximately 54.9% of our revenue is earned in international jurisdictions.  We are exposed to risks of changes in U.S. policy for companies having business operations outside the United States. In recent months, the President and others in his Administration have proposed changes in U.S. income tax laws that could, among other things, accelerate the U.S. taxability of non-U.S. earnings or limit foreign tax credits. Although such proposals have been deferred, if new legislation were enacted, it is possible our U.S. income tax expense could increase, which would reduce our earnings.

We use foreign suppliers and manufacturing facilities for a significant portion of our raw materials and finished products, which poses risks to our business operations.

During fiscal 2009, a significant portion of our products sold were produced by and purchased from independent manufacturers primarily located in Asia, with substantially all of the remainder produced by our manufacturing facilities located in California, Switzerland, Utah, China and the Philippines. Although no single supplier and no one country is critical to our production needs, any of the following could materially and adversely affect our ability to produce or deliver our products and, as a result, have a material adverse effect on our business, financial condition and results of operations:

•	political or labor instability in countries where our facilities, contractors and suppliers are located;

•	political or military conflict, which could cause a delay in the transportation of raw materials and products to us and an increase in transportation costs;

•
heightened terrorism security concerns, which could subject imported or exported goods to additional, more frequent or more lengthy inspections, leading to delays in deliveries or impoundment of goods for extended periods or could result in decreased scrutiny by customs officials for counterfeit goods, leading to lost sales, increased costs for our anti-counterfeiting measures and damage to the reputation of its brands;

•
disease epidemics and health-related concerns, such as the H1N1 virus, bird flu, SARS, mad cow and hoof-and-mouth disease outbreaks in recent years, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargo of ours goods produced in infected areas;

•
imposition of regulations and quotas relating to imports and our ability to adjust timely to changes in trade regulations, which, among other things, could limit our ability to produce products in cost-effective countries that have the labor and expertise needed;

•	imposition of duties, taxes and other charges on imports; and

•	imposition or the repeal of laws that affect intellectual property rights.

Our business is subject to foreign, national, state and local laws and regulations for environmental, employment, safety and other matters. The costs of compliance with, or the violation of, such laws and regulations by us or by independent suppliers who manufacture products for us could have an adverse effect on our business, results of operations and financial condition.

Numerous governmental agencies in the United States and in other countries in which we have operations, enforce comprehensive national, state and local laws and regulations on a wide range of environmental, employment, health, safety and other matters. We could be adversely affected by costs of compliance or violations of those laws and regulations. In addition, the costs of products purchased by us from independent contractors could increase due to the costs of compliance by those contractors. Further, violations of such laws and regulations could affect the availability of inventory, thereby affecting our net sales.

We may incur significant costs in order to comply with environmental remediation obligations.

Environmental laws also impose obligations on various entities to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Accordingly, we may be liable, either contractually or by operation of law, for remediation costs even if the contaminated property is not presently owned or operated by us, is a landfill or other location where we have disposed wastes, or if the contamination was caused by third parties during or prior to our ownership or operation of the property. Given the nature of the past industrial operations conducted by us and others at these properties, there can be no assurance that all potential instances of soil or groundwater contamination have been identified, even for those properties where an environmental site assessment has been conducted. Future events, such as changes in existing laws or policies or their enforcement, or the discovery of currently unknown contamination, may give rise to additional remediation liabilities that may have a material adverse effect upon our business, results of operations or financial condition.

Risks Related to our Business

There are significant risks associated with our strategy of acquiring and integrating businesses.

A key element of our strategy is the acquisition of businesses and assets that will complement our current business, increase size, expand our geographic scope of operations, and otherwise offer growth opportunities. We may not be able to successfully identify attractive acquisition opportunities, obtain financing for acquisitions, make acquisitions on satisfactory terms, or successfully acquire and/or integrate identified targets. In identifying, evaluating and selecting a target business for a potential acquisition, we expect to encounter intense competition from other entities including blank check companies, private equity groups, venture capital funds, leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well-established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us which will give them a competitive advantage in pursuing the acquisition of certain target businesses.

Our ability to implement our acquisition strategy is also subject to other risks and costs, including:

•	loss of key employees, customers or suppliers of acquired businesses;

•	diversion of management's time and attention from our core businesses;

•	adverse effects on existing business relationships with suppliers and customers;

•	our ability to secure necessary financing;

•	our ability to realize operating efficiencies, synergies, or other benefits expected from an acquisition;

•	risks associated with entering markets in which we have limited or no experience;

•	risks associated with our ability to execute successful due diligence; and

•	assumption of contingent or undisclosed liabilities of acquisition targets.

The above risks could have a material adverse effect on the market price of our common stock and our business, financial condition and results of operations

Recent turmoil across various sectors of the financial markets may negatively impact the Company’s business, financial condition and/or operating results as well as our ability to effectively execute our acquisition strategy.

Recently, the various sectors of the credit markets and the financial services industry have been experiencing a period of unprecedented turmoil and upheaval characterized by disruption in the credit markets and availability of credit and other financing, the failure, bankruptcy, collapse or sale of various financial institutions and an unprecedented level of intervention from the United States federal government.  While the ultimate outcome of these events cannot be predicted, they may have a material adverse effect on our ability to obtain financing necessary to effectively execute our acquisition strategy, the ability of our customers and suppliers to continue to operate their businesses or the demand for our products which could have a material adverse effect on the market price of our common stock and our business, financial condition and results of operations.

We may not be able to adequately manage our growth.

We have expanded, and are seeking to continue to expand, our business. This growth has placed significant demands on our management, administrative, operating and financial resources as well as our manufacturing capacity capabilities. The continued growth of our customer base, the types of products offered and the geographic markets served can be expected to continue to place a significant strain on our resources. Personnel qualified in the production and marketing of our products are difficult to find and hire, and enhancements of information technology systems to support growth are difficult to implement. Our future performance and profitability will depend in large part on our ability to attract and retain additional management and other key personnel as well as our ability to increase and maintain our manufacturing capacity capabilities to meet the needs of our current and future customers. Any failure to adequately manage our growth could have a material adverse effect on the market price of our common stock and our business, financial condition and results of operations.

The Company’s existing credit agreement contains financial and restrictive covenants that may limit our ability to operate our business

The agreement governing the Company’s credit facility contains, and any of its other future debt agreements may contain, covenant restrictions that limit its ability to operate its business, including restrictions on its ability to:

•	incur debt (including secured debt) or issue guarantees;

•	grant liens on its assets;

•	sell substantially of our assets; and

•	enter into certain mergers or consolidations or make certain acquisitions.

In addition, the Company’s credit facility contains other affirmative and negative covenants, including the requirements to maintain a minimum level of earnings before interest, tax, depreciation and amortization, tangible net worth, and asset coverage. The Company’s ability to comply with these covenants is dependent on its future performance, which will be subject to many factors, some of which are beyond its control, including prevailing economic conditions. Any failure to comply with the restrictions of our credit facility or any subsequent financing agreements may result in an event of default. An event of default may allow the creditors, if the agreements so provide, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies.  In addition, the lender under our credit facility may be able to terminate any commitments it had made to supply us with further funds.  If we default on the financial covenants in our credit facility, our lender could exercise all rights and remedies available to it, which could have a material adverse effect on our business, results of operations, and financial condition.

As a result of these covenants, the Company’s ability to respond to changes in business and economic conditions and to obtain additional financing, if needed, may be significantly restricted, and the Company may be prevented from engaging in transactions or making acquisitions of a business that might otherwise be beneficial to it.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under the revolving portion of our credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows would decrease.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. An acquisition target may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Our Board of Directors and executive officers have significant influence over our affairs.

The members of our Board of Directors and our executive officers, which includes Warren B. Kanders, Peter Metcalf and Robert R. Schiller, beneficially own approximately 39% of our outstanding common stock.  As a result, our Board of Directors and executive officers, to the extent they vote their shares in a similar manner, have influence over our affairs and could exercise such influence in a manner that is not in the best interests of our other stockholders, including by attempting to delay, defer or prevent a change of control transaction that might otherwise be in the best interests of our stockholders.

We may be unable to realize the benefits of our net operating loss (“NOL”) and tax credit carryforwards.

NOLs may be carried forward to offset federal and state taxable income in future years and eliminate income taxes otherwise payable on such taxable income, subject to certain adjustments. Based on current federal corporate income tax rates, our NOL and other carryforwards could provide a benefit to us, if fully utilized, of significant future tax savings. However, our ability to use these tax benefits in future years will depend upon the amount of our otherwise taxable income. If we do not have sufficient taxable income in future years to use the tax benefits before they expire, we will lose the benefit of these NOL carryforwards permanently.

Additionally, if we underwent an ownership change, the NOL carryforward limitations would impose an annual limit on the amount of the taxable income that may be offset by our NOL generated prior to the ownership change. If an ownership change were to occur, we may be unable to use a significant portion of our NOL to offset taxable income. In general, an ownership change occurs when, as of any testing date, the aggregate of the increase in percentage points of the total amount of a corporation’s stock owned by “5-percent stockholders” within the meaning of the NOL carryforward limitations whose percentage ownership of the stock has increased as of such date over the lowest percentage of the stock owned by each such “5-percent stockholder” at any time during the three-year period preceding such date is more than 50 percentage points. In general, persons who own 5% or more of a corporation’s stock are “5-percent stockholders,” and all other persons who own less than 5% of a corporation’s stock are treated together as a public group. The issuance of a large number of shares of common stock in connection with our acquisition strategy could result in a limitation of the use of our NOLs.

Moreover, if a corporation experiences an ownership change and does not satisfy the continuity of business enterprise, or COBE, requirement (which generally requires that the corporation continue its historic business or use a significant portion of its historic business assets in a business for the two-year period beginning on the date of the ownership change), it cannot, subject to certain exceptions, use any NOL from a pre-change period to offset taxable income in post-change years.

The actual ability to utilize the tax benefit of any existing NOLs will be subject to future facts and circumstances with respect to meeting the above described COBE requirements at the time NOLs are being utilized on a tax return. The realization of NOLs and the recognition of asset and valuation allowances for deferred taxes require management to make estimates and judgments about the Company’s future profitability which are inherently uncertain. Deferred tax assets are reduced by valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. If, in the opinion of management, it becomes more likely than not that some portion or all of the deferred tax assets will not be realized, deferred tax assets would be reduced by a valuation allowance and any such reduction could have a material adverse effect on the financial condition of the Company.

The amount of NOL and tax credit carryforwards that we have claimed has not been audited or otherwise validated by the U.S. Internal Revenue Service (the “IRS”). The IRS could challenge our calculation of the amount of our NOL or our determinations as to when a prior change in ownership occurred and other provisions of the Internal Revenue Code of 1986, as amended (the “Code”) may limit our ability to carry forward our NOL to offset taxable income in future years. If the IRS was successful with respect to any such challenge, the potential tax benefit of the NOL carryforwards to us could be substantially reduced.

Certain protective measures implemented by us to preserve our NOL may not be effective or may have some unintended negative effects.

On July 24, 2003, at our Annual Meeting of Stockholders, our stockholders approved an amendment (the “Amendment”) to our Amended and Restated Certificate of Incorporation to restrict certain acquisitions of our securities in order to help assure the preservation of our NOL. The Amendment generally restricts direct and indirect acquisitions of our equity securities if such acquisition will affect the percentage of Clarus’ capital stock that is treated as owned by a “5% stockholder.” Additionally, on February 7, 2008, our board of directors approved a Rights Agreement which is designed to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Code.

Although the transfer restrictions imposed on our capital stock and the Rights Agreement are intended to reduce the likelihood of an impermissible ownership change, there is no guarantee that such protective measures would prevent all transfers that would result in an impermissible ownership change. These protective measures also will require any person attempting to acquire a significant interest in us to seek the approval of our board of directors. This may have an “anti-takeover” effect because our board of directors may be able to prevent any future takeover. Similarly, any limits on the amount of capital stock that a stockholder may own could have the effect of making it more difficult for stockholders to replace current management. Additionally, because protective measures implemented by us to preserve our NOL will have the effect of restricting a stockholder’s ability to acquire our common stock, the liquidity and market value of our common stock might suffer.

The loss of any member of our senior management or certain other key executives could significantly harm our business.

Our ability to maintain our competitive position is dependent to a large degree on the efforts and skills of our senior management team, including Warren B. Kanders, Peter Metcalf and Robert R. Schiller. If we lose the services of any member of our senior management, our business may be significantly impaired. In addition, many of our senior executives have strong industry reputations, which aid us in identifying acquisition and borrowing opportunities, and having such opportunities brought to us. The loss of the services of these key personnel could materially and adversely affect our operations because of diminished relationships with lenders, existing and prospective tenants, property sellers and industry personnel.

Our board of directors may change significant corporate policies without stockholder approval.

Our investment, financing, borrowing and dividend policies and our policies with respect to all other activities, including growth, debt, capitalization and operations, will be determined by our board of directors. These policies may be amended or revised at any time and from time to time at the discretion of the board of directors without a vote of our stockholders. In addition, the board of directors may change our policies with respect to conflicts of interest provided that such changes are consistent with applicable legal requirements. A change in these policies could have an adverse effect on our financial condition, results of operations, cash flow, per share trading price of our common stock and ability to satisfy our debt service obligations and to pay dividends to you.

Compensation awards to our management may not be tied to or correspond with our improved financial results or share price.

The compensation committee of our board of directors is responsible for overseeing our compensation and employee benefit plans and practices, including our executive compensation plans and our incentive compensation and equity-based compensation plans. Our compensation committee has significant discretion in structuring compensation packages and may make compensation decisions based on any number of factors. As a result, compensation awards may not be tied to or correspond with improved financial results at our company or the share price of our common stock.

Risks Related to our Common Stock

Our common stock is not currently listed on any securities exchange, quotation system or market.

Although the Company announced that it has applied to list its shares of common stock on the NASDAQ Global Market (“NASDAQ”) under the ticker symbol “BDE”, there can be no assurance that such listing application will be approved or that a regular trading market will develop or that if developed, will be sustained. Our common stock is not currently listed on any securities exchange, quotation system or market and is currently quoted on the OTC Pink Sheets Electronic Quotation Service under the symbol “CLRS.PK”.  As a result, stockholders may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock, the liquidity of our stock may be reduced, making it difficult for a stockholder to buy or sell our stock at competitive market prices or at all, we may lose support from institutional investors and/or market makers that currently buy and sell our stock and the price of our common stock could decline.

Our Amended and Restated Certificate of Incorporation authorizes the issuance of shares of preferred stock.

Our Amended and Restated Certificate of Incorporation provides that our board of directors will be authorized to issue from time to time, without further stockholder approval, up to 5,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our common stock with respect to dividends and liquidation rights. We may issue additional preferred stock in ways which may delay, defer or prevent a change in control of Clarus without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights.

We may issue a substantial amount of our common stock in the future, which could cause dilution to current investors and otherwise adversely affect our stock price.

A key element of our growth strategy is to make acquisitions. As part of our acquisition strategy, we may issue additional shares of common stock as consideration for such acquisitions. These issuances could be significant. To the extent that we make acquisitions and issue our shares of common stock as consideration, your equity interest in us will be diluted. Any such issuance will also increase the number of outstanding shares of common stock that will be eligible for sale in the future. Persons receiving shares of our common stock in connection with these acquisitions may be more likely to sell off their common stock, which may influence the price of our common stock. In addition, the potential issuance of additional shares in connection with anticipated acquisitions could lessen demand for our common stock and result in a lower price than might otherwise be obtained. We may issue common stock in the future for other purposes as well, including in connection with financings, for compensation purposes, in connection with strategic transactions or for other purposes. The issuance of a large number of shares of common stock in connection with our acquisition strategy could also have a negative effect on our ability to use our NOLs.

We do not expect to pay dividends on our common stock in the foreseeable future.

Although our stockholders may receive dividends if, as and when declared by our board of directors, we do not intend to pay dividends on our common stock in the foreseeable future. Therefore, you should not purchase our common stock if you need immediate or future income by way of dividends from your investment.  In addition, upon an event of default under our credit facility, we are prohibited from declaring or paying any dividends on our common stock or generally making other distributions to our stockholders.

The price of our common stock has been and is expected to continue to be volatile, which could affect a stockholder’s return on investment.

There has been significant volatility in the stock market and in particular in the market price and trading volume of securities, which has often been unrelated to the performance of the companies. The market price of our common stock has been subject to significant fluctuations, and we expect it to continue to be subject to such fluctuations for the foreseeable future. We believe the reasons for these fluctuations include, in addition to general market volatility, the relatively thin level of trading in our stock, and the relatively low public float.  Therefore, variations in financial results, announcements of material events, technological innovations or new products by us or our competitors, our quarterly operating results, changes in general conditions in the economy or the health care industry, other developments affecting us or our competitors or general price and volume fluctuations in the market are among the many factors that could cause the market price of our common stock to fluctuate substantially.

Shares of our common stock have been thinly traded in the past.

The trading volume of our common stock has not been significant, and there may not be an active trading market for our common stock in the future. As a result of the thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate his investment in our common stock. Trading of a relatively small volume of our common stock may have a greater impact on the trading price for our stock than would be the case if our public float were larger. We cannot predict the prices at which our common stock will trade in the future.

PROPERTIES

The following table identifies and provides certain information regarding our principal facilities.

Location	Annual Rent	Owned/ Leased	Approximate Size	Activity

2084 East 3900 South Salt Lake City, Utah	N/A	Owned	90,000 (sq ft)	Manufacturing, resale, research, and office.

2080 East 3900 South, Building N Salt Lake City, Utah	N/A	Owned	1,235 (sq ft)	Leased to G.M.C.A. LLC for retail of food and drinks.

1957 South West Salt Lake City, Utah	$198,441	Leased	47,248(sq ft)	Distribution and retail operations

2074 East 3900 South Salt Lake City, Utah	N/A	Owned	2,600 (sq ft)	Leased to OldRock, Inc.

Gangyun Factory, Lot 2 Free Trade Zone, Zhuhai City, Guangdong Providence, PR China	$352,960	Leased	100,000 (sq ft)	Warehousing and light manufacturing

Christoph Merain Ring 7 4153 Reinach, Switzerland	$123,797	Leased	6,360(sq ft)	Office; storage and parking

1026 Echandens, Switzerland	$13,858	Leased	600 (sq ft)	Showroom Floor

Trendhouse Thurgauerstrasse 117 II 8152 Glattbrugg, Switzerland	$14,900	Leased	485 (sq ft)	Showroom

1414 K Street, Suite 100 Sacramento, California	$246,872	Leased	8,540(sq ft)	Office

416 W. 5th Street Calexico, California	$156,948	Leased	40,680(sq ft)	Manufacturing and distribution operations

1631 Enterprise Blvd, Suite 30 West Sacramento, California	$50,400	Leased	16,000(sq ft)	Office and distribution operations

1-17-1 Aioicho, Naka-Ward Yokohama City, Japan	$35,455	Leased	1,046(sq ft)	Office

LEGAL PROCEEDINGS

The Company is involved in various legal disputes and other legal proceedings that arise from time to time in the ordinary course of business. Based on currently available information, the Company does not believe that the disposition of any of the legal disputes the Company or its subsidiaries is currently involved in will have a material adverse effect upon the Company’s consolidated financial condition, results of operations or cash flows. It is possible that, as additional information becomes available, the impact on the Company of an adverse determination could have a different effect.

Litigation

The Company is involved in various lawsuits arising from time to time that the Company considers ordinary routine litigation incidental to its business. Amounts accrued for litigation matters represent the anticipated costs (damages and/or settlement amounts) in connection with pending litigation and claims and related anticipated legal fees for defending such actions. The costs are accrued when it is both probable that a liability has been incurred and the amount can be reasonably estimated. The accruals are based upon the Company’s assessment, after consultation with counsel (if deemed appropriate), of probable loss based on the facts and circumstances of each case, the legal issues involved, the nature of the claim made, the nature of the damages sought and any relevant information about the plaintiffs and other significant factors that vary by case. When it is not possible to estimate a specific expected cost to be incurred, the Company evaluates the range of probable loss and records the minimum end of the range. The Company believes that anticipated probable costs of litigation matters have been adequately reserved to the extent determinable. Based on current information, the Company believes that the ultimate conclusion of the various pending litigation of the Company, in the aggregate, will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

Product Liability

As a consumer goods manufacturer and distributor, the Company faces the risk of product liability and related lawsuits involving claims for substantial money damages, product recall actions and higher than anticipated rates of warranty returns or other returns of goods.  The Company is therefore party to various personal injury and property damage lawsuits relating to its products and incidental to its business.

Based on current information, the Company believes that the ultimate conclusion of the various pending product liability claims and lawsuits of the Company, in the aggregate, will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following selected unaudited pro forma financial information contains the non-GAAP measures: EBITDA, Adjusted EBITDA, cash earnings per share and adjusted cash earnings per share.

The selected unaudited pro forma financial information below is being provided in connection with the other financial information included as part of this Current Report on Form 8-K because the Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its future combined operations included therein.  It its intended to enable investors to focus on period-over-period future operating performance, and thereby enhance the user’s overall understanding of the Company’s current financial performance relative to past performance.  It is also intended to provide, to the nearest GAAP measures, a better baseline for modeling future earnings expectations.  The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

EBITDA and Adjusted EBITDA

“EBITDA” which represents earnings before interest, taxes, depreciation and amortization and other special items and “Adjusted EBITDA” which includes EBITDA plus transaction costs, non-cash equity compensation and merger and integration, are presented in the following selected unaudited pro forma financial information because management believes that EBITDA, as defined above, is a common alternative to measure value and performance. We cannot assure you that this measure is comparable to similarly titled measures presented by other companies.

RECONCILIATION FROM OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE YEAR ENDED DECEMBER 31, 2009
(IN THOUSANDS)

	Clarus	Black Diamond Equipment	Gregory Mountain Products	BDE Pro Forma Adjustments	GMP Pro Forma Adjustment	Pro Forma Combined Clarus, BDE and GMP

Operating (loss) income	$(5,552)	$6,494	$2,370	$(364)	$(66)	$2,882

Depreciation in cost of goods sold		1,106	56	(181)	(27)	954

Depreciation in selling, general and admin	342	1,144	272	(187)	(132)	1,439

Amortization	-	4	243	845	225	1,317

EBITDA	$(5,210)	$8,748	$2,941	$113	$-	$6,592

Transaction costs	1,613	-	-	-	-	1,613

Non-cash equity compensation	490	-	-	48	-	538

Merger and integration	-	-	739	-	-	739

Adjusted EBITDA	$(3,107)	$8,748	$3,680	$161	$-	$9,482

RECONCILIATION FROM OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2010
(IN THOUSANDS)

	Clarus	Black Diamond Equipment	Gregory Mountain Products	BDE Pro Forma Adjustments	GMP Pro Forma Adjustment	Pro Forma Combined Clarus, BDE and GMP

Operating (loss) income	$(2,377)	$1,805	$1,847	$1,326	$(6)	$2,595

Depreciation in cost of goods sold		196	14	(10)	(8)	192

Depreciation in selling, general and admin	79	299	73	(14)	(43)	394

Amortization	-	1	61	212	57	331

EBITDA	$(2,298)	$2,301	$1,995	$1,514	$-	$3,512

Transaction costs	1,509	-	-	(1,486)	-	23

Non-cash equity compensation	118	-	-	12	-	130

Merger and integration	-	-	64	-	-	64

Adjusted EBITDA	$(671)	$2,301	$2,059	$40	$-	$3,729

Cash Earnings Per Share and Adjusted Cash Earnings Per Share

“Cash earnings per share”, which represents net income adjusted for amortization, other non-cash items, GAAP and cash taxes, and “adjusted cash earnings per share,” which represents cash earnings per share plus transaction costs and merger and integration expenses, net of the cash tax effect, are presented in the following selected unaudited pro forma financial information because management believes that cash earnings per share more accurately reflects the benefit of our net operating loss carryforward’s ability to offset the majority of our federal income taxes. We cannot assure you that this measure is comparable to similarly titled measures presented by other companies.

RECONCILIATION FROM NET INCOME TO CASH NET INCOME, ADJUSTED CASH NET INCOME AND
CASH EARNINGS PER SHARE  AND ADJUSTED CASH EARNINGS PER SHARE
FOR THE YEAR ENDED DECEMBER 31, 2009
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Clarus	Black Diamond Equipment	Gregory Mountain Products	BDE Pro Forma Adjustments	GMP Pro Forma Adjustment	Pro Forma Combined Clarus, BDE and GMP

Net (loss) income	$(4,845)	$4,050	$1,634	$892	$(1,725)	$6

Amortization of intangibles	-	4	243	845	225	1,317

Depreciation in cost of goods sold		1,106	56	(181)	(27)	954

Depreciation in selling, general and admin	342	1,144	272	(187)	(132)	1,439

Accretion of note discount					1,389	1,389

Non-cash equity compensation	490			48		538

GAAP tax provision/(benefit)	(6)	1,820	812	(1,753)	(868)	5

Cash income taxes	6	(1,045)	(1,280)	901	1,163	(255)

Cash net income	$(4,013)	$7,079	$1,737	$565	$25	$5,393

Transaction costs	1,613	-	-	-	-	1,613

Merger and integration	-	-	739	-	-	739

State cash taxes on adjustments	(81)	-	(37)	-	-	(118)

AMT cash taxes on adjustments	(31)	-	(14)	-	-	(45)

Adjusted cash net income	$(2,512)	$7,079	$2,425	$565	$25	$7,582

Cash earnings per common share attributable
to stockholders:
Basic earnings per common share	$(0.24)					$0.26

Diluted earnings per common share	$(0.24)					$0.26

Adjusted cash earnings per common share
attributable to stockholders:
Basic earnings per common share	$(0.15)					$0.36

Diluted earnings per common share	$(0.15)					$0.36

Weighted average common shares
outstanding for earnings per share:
Basic	16,867			484	3,707	21,058

Diluted	16,867			484	3,707	21,124
				66

RECONCILIATION FROM NET INCOME TO CASH INCOME, ADJUSTED CASH INCOME AND
CASH EARNINGS PER SHARE  AND ADJUSTED CASH EARNINGS PER SHARE
FOR THE THREE MONTHS ENDED MARCH 31, 2010
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Clarus	Black Diamond Equipment	Gregory Mountain Products	BDE Pro Forma Adjustments	GMP Pro Forma Adjustment	Pro Forma Combined Clarus, BDE and GMP

Net (loss) income	$(2,355)	$1,117	$1,096	$1,441	$(346)	$953

Amortization of intangibles	-	1	61	212	57	331

Depreciation in cost of goods sold	-	196	14	(10)	(8)	192

Depreciation in selling, general and admin	79	299	73	(14)	(43)	394

Accretion of note discount			-	-	347	347

Non-cash equity compensation	118			12		130

GAAP tax provision/(benefit)	-	331	757	(205)	(292)	591

Cash income taxes	-	(418)	(19)	381	(97)	(153)

Cash net income	$(2,158)	$1,526	$1,982	$1,817	$(382)	$2,785

Transaction costs	1,509	-	-	(1,486)	-	23

Merger and integration	-	-	64	-	-	64

State cash taxes on adjustments	(75)	-	(3)	74	-	(4)

AMT cash taxes on adjustments	(29)	-	(1)	28	-	(2)

Adjusted cash net income	$(753)	$1,526	$2,042	$433	$(382)	$2,866

Cash earnings per common share attributable
to stockholders:
Basic earnings per common share	$(0.13)					$0.13

Diluted earnings per common share	$(0.13)					$0.13

Adjusted cash earnings per common share
attributable to stockholders:
Basic earnings per common share	$(0.04)					$0.14

Diluted earnings per common share	$(0.04)					$0.14

Weighted average common shares
outstanding for earnings per share:
Basic	16,867			484	3,707	21,058

Diluted	16,867			484	3,707	21,182
				124

Item 9.01	Financial Statements and Exhibits

(a)           Financial Statements of the Business Acquired.  The financial statements required by this item are hereby included in Exhibit 99.2 attached hereto with respect to Black Diamond in Exhibit 99.3 attached hereto with respect to Gregory.

(b)           Pro Forma Financial Information. The pro forma financial information required by this item is hereby included in Exhibit 99.4 attached hereto with respect to the Company.

(d)           Exhibits. The following Exhibits are filed herewith as a part of this report:

Exhibit	Description
2.1
Agreement and Plan of Merger, dated as of May 7, 2010, by and among Clarus Corporation, Everest/Sapphire Acquisition, LLC, Sapphire Merger Corp., Black Diamond Equipment, Ltd. and Ed McCall, as Stockholders’ Representative (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K dated May 7, 2010, filed by Clarus Corporation, on May 10, 2010).

2.2
Agreement and Plan of Merger, dated as of May 7, 2010, by and among Clarus Corporation, Everest/Sapphire Acquisition, LLC, Everest Merger I Corp., Everest Merger II, LLC, Gregory Mountain Products, Inc., Kanders GMP Holdings, LLC and Schiller Gregory Investment Company, LLC (incorporated herein by reference to Exhibit 2.2 of the Current Report on Form 8-K dated May 7, 2010, filed by Clarus Corporation, on May 10, 2010).

3.1	Amendment No. 2 to the Amended and Restated Bylaws of the Company.
10.1
Loan Agreement, dated May 28, 2010, by and among Zions First National Bank, a national banking association, the Company and its direct and indirect subsidiaries, Black Diamond Equipment Ltd., Black Diamond Retail, Inc., and Everest/Sapphire Acquisition, LLC, as co-borrowers.

10.2
Promissory Note, dated May 28, 2010, by and among Zions First National Bank, a national banking association, the Company, Black Diamond Equipment Ltd., Black Diamond Retail, Inc., and Everest/Sapphire Acquisition, LLC, as co-borrowers.

10.3	Assumption Agreement, dated May 28, 2010, between Zions First National Bank, a national banking association and Gregory Mountain Products, LLC.
10.4
First Substitute Promissory Note, dated May 28, 2010, by and among Zions First National Bank, a national banking association, the Company, Black Diamond Equipment Ltd., Black Diamond Retail, Inc., Everest/Sapphire Acquisition, LLC and Gregory Mountain Products, LLC, as co-borrowers.

10.5
Subordination Agreement, dated May 28, 2010, by and among Zions First National Bank, a national banking association, the Company, Black Diamond Equipment Ltd., Black Diamond Retail, Inc., Everest/Sapphire Acquisition, LLC and Gregory Mountain Products, LLC, as co-borrowers, and Kanders GMP Holdings, LLC.

10.6
Subordination Agreement, dated May 28, 2010, by and among Zions First National Bank, a national banking association, the Company, Black Diamond Equipment Ltd., Black Diamond Retail, Inc., Everest/Sapphire Acquisition, LLC and Gregory Mountain Products, LLC, as co-borrowers, and Schiller Gregory Investment Company, LLC.

10.7	Escrow Agreement, dated May 28, 2010, by and among Clarus Corporation, Everest/Sapphire Acquisition, LLC, U.S. Bank National Association, Ed McCall, and Black Diamond Equipment, Ltd.
10.8	Form of Black Diamond Registration Rights Agreement, dated May 28, 2010.
10.9	Form of 5% Subordinated Promissory Note Due May 28, 2017.
10.10	Form of Gregory Registration Rights Agreement, dated May 28, 2010.
10.11	Form of Lock-up Agreement dated May 28, 2010.
10.12	Form of Restrictive Covenant Agreement, dated May 28, 2010.
10.13	Employment Agreement, dated as of May 28, 2010, between Clarus Corporation and Warren B. Kanders.
10.14	Employment Agreement, dated as of May 28, 2010, between Clarus Corporation and Robert R. Schiller.
10.15
Employment Agreement, dated as of May 7, 2010, between Clarus Corporation and Peter Metcalf (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2010).

10.16	Amendment No. 1 to Employment Agreement, dated as of May 28, 2010, between Clarus Corporation and Peter Metcalf.
10.17
Stock Option Agreement, dated December 23, 2002, between Clarus Corporation and Warren B. Kanders (incorporated herein by reference to Exhibit 4.6 of the Company’s Registration Statement Form S-8 filed with the Securities and Exchange Commission on August 19, 2005).

10.18
Restricted Stock Agreement, dated April 11, 2003, between Clarus Corporation and Warren B. Kanders (a copy of which is filed as Exhibit 4.1 of the Company's Form 10-Q filed with the Securities and Exchange Commission on May 15, 2003).

10.19	Restricted Stock Agreement, dated May 28, 2010, between Clarus Corporation and Warren B. Kanders
10.20	Transition Agreement, dated May 28, 2010 between Clarus Corporation and Kanders and Company, Inc.
23.1	Consent of Tanner LC

23.2	Consent of Burr Pilger Mayer, Inc.
99.1	Press Release, dated June 1, 2010 (incorporated herein by reference to Exhibit 99.1 of the Current Report on Form 8-K dated June 1, 2010, filed by Clarus Corporation, on June 1, 2010).
99.2	Financial Statements of Black Diamond Equipment, Ltd.
99.3	Financial Statements of Gregory Mountain Products, Inc.
99.4	Pro Forma Financial Statements of Clarus Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2010

CLARUS CORPORATION

By: /s/ Robert Peay
Name:  Robert Peay
Title:   Chief Financial Officer
(Principal Financial Officer
      and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
2.1
Agreement and Plan of Merger, dated as of May 7, 2010, by and among Clarus Corporation, Everest/Sapphire Acquisition, LLC, Sapphire Merger Corp., Black Diamond Equipment, Ltd. and Ed McCall, as Stockholders’ Representative (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K dated May 7, 2010, filed by Clarus Corporation, on May 10, 2010).

2.2
Agreement and Plan of Merger, dated as of May 7, 2010, by and among Clarus Corporation, Everest/Sapphire Acquisition, LLC, Everest Merger I Corp., Everest Merger II, LLC, Gregory Mountain Products, Inc., Kanders GMP Holdings, LLC and Schiller Gregory Investment Company, LLC (incorporated herein by reference to Exhibit 2.2 of the Current Report on Form 8-K dated May 7, 2010, filed by Clarus Corporation, on May 10, 2010).

3.1	Amendment No. 2 to the Amended and Restated Bylaws of the Company.
10.1
Loan Agreement, dated May 28, 2010, by and among Zions First National Bank, a national banking association, the Company and its direct and indirect subsidiaries, Black Diamond Equipment Ltd., Black Diamond Retail, Inc., and Everest/Sapphire Acquisition, LLC, as co-borrowers.

10.2
Promissory Note, dated May 28, 2010, by and among Zions First National Bank, a national banking association, the Company, Black Diamond Equipment Ltd., Black Diamond Retail, Inc., and Everest/Sapphire Acquisition, LLC, as co-borrowers.

10.3	Assumption Agreement, dated May 28, 2010, between Zions First National Bank, a national banking association and Gregory Mountain Products, LLC.
10.4
First Substitute Promissory Note, dated May 28, 2010, by and among Zions First National Bank, a national banking association, the Company, Black Diamond Equipment Ltd., Black Diamond Retail, Inc., Everest/Sapphire Acquisition, LLC and Gregory Mountain Products, LLC, as co-borrowers.

10.5
Subordination Agreement, dated May 28, 2010, by and among Zions First National Bank, a national banking association, the Company, Black Diamond Equipment Ltd., Black Diamond Retail, Inc., Everest/Sapphire Acquisition, LLC and Gregory Mountain Products, LLC, as co-borrowers, and Kanders GMP Holdings, LLC.

10.6
Subordination Agreement, dated May 28, 2010, by and among Zions First National Bank, a national banking association, the Company, Black Diamond Equipment Ltd., Black Diamond Retail, Inc., Everest/Sapphire Acquisition, LLC and Gregory Mountain Products, LLC, as co-borrowers, and Schiller Gregory Investment Company, LLC.

10.7	Escrow Agreement, dated May 28, 2010, by and among Clarus Corporation, Everest/Sapphire Acquisition, LLC, U.S. Bank National Association, Ed McCall, and Black Diamond Equipment, Ltd.
10.8	Form of Black Diamond Registration Rights Agreement, dated May 28, 2010.
10.9	Form of 5% Subordinated Promissory Note Due May 28, 2017.
10.10	Form of Gregory Registration Rights Agreement, dated May 28, 2010.
10.11	Form of Lock-up Agreement, dated May 28, 2010.
10.12	Form of Restrictive Covenant Agreement dated May 28, 2010.
10.13	Employment Agreement, dated as of May 28, 2010, between Clarus Corporation and Warren B. Kanders.
10.14	Employment Agreement, dated as of May 28, 2010, between Clarus Corporation and Robert R. Schiller.
10.15
Employment Agreement, dated as of May 7, 2010, between Clarus Corporation and Peter Metcalf (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2010).

10.16	Amendment No. 1 to Employment Agreement, dated as of May 28, 2010, between Clarus Corporation and Peter Metcalf.
10.17
Stock Option Agreement, dated December 23, 2002, between Clarus Corporation and Warren B. Kanders (incorporated herein by reference to Exhibit 4.6 of the Company’s Registration Statement Form S-8 filed with the Securities and Exchange Commission on August 19, 2005).

10.18
Restricted Stock Agreement, dated April 11, 2003, between Clarus Corporation and Warren B. Kanders (a copy of which is filed as Exhibit 4.1 of the Company's Form 10-Q filed with the Securities and Exchange Commission on May 15, 2003).

10.19	Restricted Stock Agreement, dated May 28, 2010, between Clarus Corporation and Warren B. Kanders
10.20	Transition Agreement, dated May 28, 2010 between Clarus Corporation and Kanders and Company, Inc.
23.1	Consent of Tanner LC
23.2	Consent of Burr Pilger Mayer, Inc.
99.1	Press Release, dated June 1, 2010 (incorporated herein by reference to Exhibit 99.1 of the Current Report on Form 8-K dated June 1, 2010, filed by Clarus Corporation, on June 1, 2010).
99.2	Financial Statements of Black Diamond Equipment, Ltd.
99.3	Financial Statements of Gregory Mountain Products, Inc.
99.4	Pro Forma Financial Statements of Clarus Corporation.